EXHIBIT 10.2

                                                                  EXECUTION COPY

================================================================================


                                  $192,500,000


                             AMENDED AND RESTATED
                  FIVE-YEAR REVOLVING CREDIT AND COMPETITIVE
                           ADVANCE FACILITY AGREEMENT

                                   dated as of


                                  May 20, 2002

                                      among


                    THE READER'S DIGEST ASSOCIATION, INC.,
                           as Borrower and Guarantor,


                    The Borrowing Subsidiaries Party Hereto

                            The Lenders Party Hereto

                                       and

                              JPMORGAN CHASE BANK
                 (formerly known as THE CHASE MANHATTAN BANK),
                             as Administrative Agent
                              and Collateral Agent


                              ABN AMRO BANK N.V.,
                                COMMERZBANK AG,
                          MIZUHO CORPORATE BANK, LTD.
                  (formerly known as MIZUHO FINANCIAL GROUP)
                                       and
                             WACHOVIA BANK, N.A.,
                    as Arrangers and Co-Syndication Agents

                           -------------------------


                         J. P. MORGAN SECURITIES INC.,
                      as Lead Arranger and Sole Bookrunner

================================================================================

                                TABLE OF CONTENTS




                                    Article I

                                   DEFINITIONS

      SECTION 1.01.  DEFINITIONS.  The following terms, as used herein, have the following meanings:...........................1
      SECTION 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS...................26
      SECTION 1.03.  TERMS GENERALLY..........................................26
      SECTION 1.04.  ACCOUNTING TERMS AND DETERMINATIONS......................26


                                   Article II

                                    THE LOANS

      SECTION 2.01.  COMMITMENTS..............................................26
      SECTION 2.02.  LOANS....................................................27
      SECTION 2.03.  COMPETITIVE BID PROCEDURE................................28
      SECTION 2.04.  STANDBY BORROWING PROCEDURE..............................30
      SECTION 2.05.  CONVERSION AND CONTINUATION OF STANDBY LOANS.............32
      SECTION 2.06.  FEES.....................................................33
      SECTION 2.07.  REPAYMENT OF LOANS; EVIDENCE OF DEBT.....................33
      SECTION 2.08.  INTEREST ON LOANS........................................34
      SECTION 2.09.  DEFAULT INTEREST.........................................35
      SECTION 2.10.  ALTERNATE RATE OF INTEREST...............................35
      SECTION 2.11.  TERMINATION AND REDUCTION OF COMMITMENTS.................35
      SECTION 2.12.  PREPAYMENT...............................................36
      SECTION 2.13.  RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES............37
      SECTION 2.14.  CHANGE IN LEGALITY.......................................39
      SECTION 2.15.  INDEMNITY................................................39
      SECTION 2.16.  PRO RATA TREATMENT.......................................40
      SECTION 2.17.  SHARING OF SETOFFS.......................................40
      SECTION 2.18.  PAYMENTS.................................................41
      SECTION 2.19.  TAXES....................................................41
      SECTION 2.20.  DUTY TO MITIGATE; ASSIGNMENT OF COMMITMENTS UNDER
                       CERTAIN CIRCUMSTANCES..................................42
      SECTION 2.21.  BORROWING SUBSIDIARIES...................................43

                                   Article III

                                   CONDITIONS

      SECTION 3.01.  EFFECTIVENESS OF AMENDED AND RESTATED FIVE-YEAR CREDIT
                       AGREEMENT..............................................43
      SECTION 3.02.  BORROWINGS...............................................46
      SECTION 3.03.  INITIAL BORROWING BY EACH BORROWING SUBSIDIARY...........46


                                   Article IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01.  ORGANIZATION; POWERS.....................................47
      SECTION 4.02.  AUTHORIZATION; ENFORCEABILITY............................47
      SECTION 4.03.  GOVERNMENTAL APPROVALS; NO CONFLICTS.....................47
      SECTION 4.04.  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE..........48
      SECTION 4.05.  PROPERTIES...............................................48
      SECTION 4.06.  LITIGATION AND ENVIRONMENTAL MATTERS.....................48
      SECTION 4.07.  COMPLIANCE WITH LAWS AND AGREEMENTS......................49
      SECTION 4.08.  NOT AN INVESTMENT COMPANY OR HOLDING COMPANY.............49
      SECTION 4.09.  TAXES....................................................49
      SECTION 4.10.  ERISA....................................................49
      SECTION 4.11.  DISCLOSURE...............................................49
      SECTION 4.12.  FEDERAL RESERVE REGULATIONS..............................50
      SECTION 4.13.  SUBSIDIARIES.............................................50
      SECTION 4.14.  SECURITY DOCUMENTS.......................................50


                                    Article V

                              AFFIRMATIVE COVENANTS

      SECTION 5.01.  FINANCIAL STATEMENTS AND OTHER INFORMATION...............51
      SECTION 5.02.  NOTICES OF MATERIAL EVENTS...............................52
      SECTION 5.03.  EXISTENCE; CONDUCT OF BUSINESS...........................52
      SECTION 5.04.  PAYMENT OF OBLIGATIONS...................................53
      SECTION 5.05.  MAINTENANCE OF PROPERTIES; INSURANCE.....................53
      SECTION 5.06.  BOOKS AND RECORDS; INSPECTION RIGHTS.....................53
      SECTION 5.07.  COMPLIANCE WITH LAWS.....................................53
      SECTION 5.08.  USE OF PROCEEDS..........................................53
      SECTION 5.09.  INFORMATION REGARDING COLLATERAL.........................53
      SECTION 5.10.  CASUALTY AND CONDEMNATION................................54
      SECTION 5.11.  ADDITIONAL SUBSIDIARIES..................................54
      SECTION 5.12.  FURTHER ASSURANCES.......................................55
      SECTION 5.13.  INTEREST RATE PROTECTION.................................55
      SECTION 5.14.  FILING OF CREDIT AGREEMENT, AMENDMENTS AND WAIVERS.......55
      SECTION 5.15.  COMPLIANCE WITH FEDERAL RESERVE REGULATIONS..............55

                                   Article VI

                               NEGATIVE COVENANTS

      SECTION 6.01.  DEBT AND PREFERRED STOCK OF SUBSIDIARIES.................55
      SECTION 6.02.  LIENS....................................................56
      SECTION 6.03.  SALE AND LEASEBACK TRANSACTIONS..........................58
      SECTION 6.04.  FUNDAMENTAL CHANGES......................................58
      SECTION 6.05.  ASSET SALES..............................................59
      SECTION 6.06.  INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND
                       ACQUISITIONS...........................................59
      SECTION 6.07.  TRANSACTIONS WITH AFFILIATES.............................61
      SECTION 6.08.  RESTRICTIVE AGREEMENTS...................................61
      SECTION 6.09.  SWAP AGREEMENTS..........................................62
      SECTION 6.10.  RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS....62
      SECTION 6.11.  AMENDMENT OF MATERIAL DOCUMENTS..........................63
      SECTION 6.12.  CONSOLIDATED INTEREST COVERAGE RATIO.....................63
      SECTION 6.13.  CONSOLIDATED LEVERAGE RATIO..............................63
      SECTION 6.14.  CONSOLIDATED FIXED CHARGE COVERAGE RATIO.................63
      SECTION 6.15.  CAPITAL EXPENDITURES.....................................64


                                   Article VII

                                EVENTS OF DEFAULT



                                  Article VIII

                                   THE AGENTS



                                   Article IX

              JOINT AND SEVERAL LIABILITY OF BORROWERS; GUARANTEE

      SECTION 9.01.  JOINT AND SEVERAL LIABILITY OF BORROWERS.................68
      SECTION 9.02.  GUARANTEE................................................68


                                    Article X

                                  MISCELLANEOUS

      SECTION 10.01.  NOTICES.................................................70
      SECTION 10.02.  WAIVERS; AMENDMENTS.....................................71

      SECTION 10.02A  WAIVERS; AMENDMENTS REGARDING COLLATERAL................71
      SECTION 10.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER......................72
      SECTION 10.04.  SUCCESSORS AND ASSIGNS..................................73
      SECTION 10.05.  SURVIVAL................................................77
      SECTION 10.06.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS................77
      SECTION 10.07.  SEVERABILITY............................................78
      SECTION 10.08.  RIGHT OF SETOFF.........................................78
      SECTION 10.09.  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
                       PROCESS................................................78
      SECTION 10.10.  WAIVER OF JURY TRIAL....................................79
      SECTION 10.11.  HEADINGS................................................79
      SECTION 10.12.  CONFIDENTIALITY.........................................79
      SECTION 10.13.  CONVERSION OF CURRENCIES................................80
      SECTION 10.14.  RELEASE OF GRANTORS AND COLLATERAL......................81
      SECTION 10.15.  INCORPORATION OF AMENDMENTS TO TERM LOAN AGREEMENT......81
      SECTION 10.16.  SECURITY DOCUMENTS......................................81
      SECTION 10.17.  POWER OF ATTORNEY.......................................82
      SECTION 10.18.  APPOINTMENT.............................................82



EXHIBITS
Exhibit A   -   Administrative Questionnaire
Exhibit B   -   Form of Assignment and Assumption
Exhibit C   -   Form of Guarantee and Collateral Agreement
Exhibit D   -   Form of Perfection Certificate
Exhibit E-1 -   Form of New York Mortgage
Exhibit E-2 -   Form of Wisconsin Mortgage
Exhibit E-3 -   Form of Iowa Mortgage
Exhibit F-1 -   Form of Opinion of Associate General Counsel for the Borrowers
Exhibit F-2 -   Form of Opinion of Counsel for the Borrowers
Exhibit F-3 -   Form of Local Counsel Opinion
Exhibit F-4 -   Form of Foreign Counsel Opinion
Exhibit F-5 -   Form of Opinion of Counsel for Borrowing Subsidiary
Exhibit G   -   Borrowing Subsidiary Agreement
Exhibit H   -   Borrowing Subsidiary Termination
Exhibit I-1 -   Competitive Bid Request
Exhibit I-2 -   Notice of Competitive Bid Request
Exhibit I-3 -   Competitive Bid
Exhibit I-4 -   Competitive Bid Accept/Reject Letter
Exhibit I-5 -   Standby Borrowing Request


SCHEDULES
Schedule 1.01(a) Cash Restructuring Charges
Schedule 1.01(b) Property Subject to Sales Contract Located in or near
                 Sydney, New South Wales, Australia
Schedule 2.01    Commitments
Schedule 4.02    Required Authorizations

Schedule 4.03    Required Approvals
Schedule 4.05    Real Properties
Schedule 4.06    Disclosed Matters
Schedule 4.13    Subsidiaries and Loan Parties
Schedule 4.14    Filing Offices
Schedule 6.01    Debt
Schedule 6.02    Liens

                     AMENDED AND RESTATED FIVE-YEAR REVOLVING CREDIT AND
                COMPETITIVE ADVANCE FACILITY AGREEMENT dated as of July 27, 2001 as amended and restated as of May 20, 2002 (this "Agreement"), among THE READER'S DIGEST ASSOCIATION, INC., as a Borrower and as the Guarantor (each as defined herein), the BORROWING SUBSIDIARIES (as defined herein), the LENDERS (as defined herein), and JPMORGAN CHASE BANK (formerly known as THE CHASE MANHATTAN BANK), as administrative agent and collateral agent.

           The Borrowers (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) have requested that the Lenders (i) extend credit in order to enable them to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date a principal amount not to exceed $192,500,000, and (ii) make available Swingline Loans in a principal amount not to exceed $20,000,000 at any one time. The proceeds of such Borrowings are to be used for general corporate purposes, including acquisitions, share repurchases and commercial paper backup. The Borrowers have also requested the Lenders to provide a procedure pursuant to which the Lenders may be invited to bid on an uncommitted basis on short-term Borrowings by the Borrower. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

           Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

           SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

           "ABR BORROWING" means a Borrowing comprised of ABR Loans.

           "ABR LOAN" means any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

           "ACQUISITION" means the purchase of substantially all the assets and rights, and assumption of certain liabilities, of Reiman Holding Company, LLC; Reiman Publications, LLC; Reiman Management Company; Reiman Advertising and Promotion, LLC; World Wide Country Tours, LLC and Homemaker Schools, LLC pursuant to the Asset Purchase Agreement.

           "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

           "ADMINISTRATIVE AGENT" means JPMCB in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

           "ADMINISTRATIVE FEES" shall have the meaning assigned to such term in
Section 2.07(b).

           "ADMINISTRATIVE QUESTIONNAIRE" means an administrative questionnaire in the form of Exhibit A hereto.

           "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

           "AGENTS" means the Administrative Agent and the Collateral Agent.

           "AGREEMENT CURRENCY" has the meaning set forth in Section 10.13(b).

           "ALTERNATE BASE RATE" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

           "AMENDMENT FEES" has the meaning set forth in Section 3.01(r).

           "APPLICABLE CREDITOR" has the meaning set forth in Section 10.13(b).

           "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of an ABR Loan or a Fixed Rate Loan, or such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

           "APPLICABLE RATE" means on any date, with respect to any Eurodollar Standby Loan or ABR Loan, or with respect to the Facility Fees payable hereunder the applicable rate per annum set forth below in the applicable table under the caption "Eurodollar Spread" (in the case of a Eurodollar Standby Loan), "ABR Spread" (in the case of an ABR Loan) or "Facility Fee" (in the case of Facility
Fees), as the case may be, based upon the Ratings; PROVIDED that the Applicable Rates used to determine the interest accruing on Eurodollar Standby Loans or ABR Loans shall in no event be less than those corresponding to Level 3 in the pricing table below until the date corresponding to the six month anniversary of the Effective Date shall have occurred:

---------------------------------------------------------------
Ratings                  Eurodollar ABR      Facility
(S&P/Moody's)            Spread     Spread   Fee
---------------------------------------------------------------
Level 1                  1.250%     0.250%   0.250%
higher than BBB-/Baa3

---------------------------------------------------------------
Ratings                  Eurodollar ABR      Facility
(S&P/Moody's)            Spread     Spread   Fee
---------------------------------------------------------------
Level 2                  1.625%     0.625%   0.375%
BBB-/Baa3
---------------------------------------------------------------
Level 3                  2.00%      1.000%   0.500%
BB+/Ba1

---------------------------------------------------------------
Level 4                  2.250%     1.250%   0.500%
BB/Ba2
---------------------------------------------------------------
Level 5                  2.500%     1.500%   0.500%
lower than BB and Ba2
or unrated
---------------------------------------------------------------

For purposes of the foregoing, (i) if the Ratings in effect or deemed to be in effect on any date fall in different Levels and the Ratings are at least BBB-and Baa3, respectively, the Applicable Rate shall be determined on such date by reference to the Level corresponding to the higher Rating, (ii) if such ratings fall in different Levels and one or both ratings shall be below BBB- or Baa3, respectively, the Applicable Rate shall be determined on such date by reference to the Level corresponding to the lower Rating unless such ratings differ by more than one Level, in which case the applicable Level shall be the Level next above that corresponding to the lower Rating; (iii) if either Moody's or S&P shall not have, or shall be deemed not to have, a Rating in effect (other than because such rating agency shall no longer be in the business of rating corporate debt obligations or corporate credit), then such rating agency will be deemed to have in effect a Rating in Level 5 ; and (iv) if any Rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the day after the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations or corporate credit, the Company and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency, and pending any such amendment the Applicable Rate shall be determined by reference to the ratings provided immediately prior to such change or cessation.

           "APPROVED FUND" has the meaning set forth in Section 10.04.

           "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of March 21, 2002, among The Reader's Digest Association, Inc., Reiman Holding Company, LLC and certain other parties.

           "ASSIGNEE" means a Person to whom any Lender has assigned all or a portion of its rights and obligations under this Agreement (including if the Commitments remain in effect, all or a portion of its Commitments and the Loans at the time owing to it) pursuant to Section 10.04.

           "ASSIGNMENT AND ASSUMPTION" means an agreement substantially in the form of Exhibit B hereto.

           "AVAILABLE COMMITMENT" means, as to any Lender at any time, an amount equal to such Lender's Commitment at such time minus such Lender's Standby Credit Exposure.

           "AVAILABILITY PERIOD" means the period from and including the Effective Date to and excluding the earlier of the Maturity Date and the date of the termination of the Commitments.

           "BOARD" means the Board of Governors of the Federal Reserve System of the United States.

           "BORROWER" means the Company or any Borrowing Subsidiary.

           "BORROWING" means (a) a group of Standby Loans of the same Type made by the Lenders and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Competitive Loan or group of Competitive Loans of the same Type made on the same date as to which the same Interest Period is in effect or (c) a Swingline Loan.

           "BORROWING SUBSIDIARY" means any Subsidiary of the Company named as such on the signature pages hereto or designated as a Borrowing Subsidiary by the Company pursuant to Section 2.22.

           "BORROWING SUBSIDIARY AGREEMENT" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit G.

           "BORROWING SUBSIDIARY TERMINATION" means a Borrowing Subsidiary Termination substantially in the form of Exhibit H.

           "BUSINESS DAY" means any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

           "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

           A "CHANGE IN CONTROL" shall be deemed to have occurred (a) if the equity capital structure of the Reader's Digest Association, Inc. consists of Class A Non-Voting Common Stock and Class B Voting Common Stock, then if (i) The DeWitt Wallace-Reader's Digest Fund, Inc., the Lila Wallace-Reader's Digest Fund, Inc., The Employee Ownership Plan and 401(k)

Partnership of the Reader's Digest Association, Inc. and any other employee benefit plans of the Company or any Subsidiary, taken together (the "CURRENT CONTROL GROUP"), shall cease to be the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as in effect as of the date hereof) of shares representing 30% or more of the voting power represented by the issued and outstanding capital stock of the Company; (ii) any person or group (other than the Current Control Group) shall acquire "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as in effect as of the date hereof) of shares representing a greater percentage of the voting power represented by the issued and outstanding capital stock of the Company than the percentage of such voting power represented by the shares beneficially owned by the Current Control Group; or (iii) during any period of 12 consecutive calendar months, (A) the directors (the "preceding directors") constituting the Company's board of directors at the beginning of such period and (B) any new directors (x) whose election by the Company's directors or whose nomination for election by the Company's stockholders was, in each case, approved by a majority of the Company's directors then still in office who were either preceding directors or whose election or nomination for election was previously so approved or (y) whose election or nomination for election was voted for or approved, as the case may be, by the Current Control Group, when all such directors are taken together, shall cease for any reason to constitute a majority of the Company's board of directors, and (b) if the equity capital structure of the Company is different from that described in clause (a) above, then if (i) any person or group shall acquire "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as in effect as of the date hereof) of Equity Interests representing 35% or more of the voting power represented by the issued and outstanding Equity Interests of the Company; or
(ii) during any period of 12 consecutive calendar months, (A) the directors (the "preceding directors") constituting the Company's board of directors at the beginning of such period and (B) any new directors whose election by the Company's directors or whose nomination for election by the Company's stockholders was, in each case, approved by a majority of the Company's directors then in office who were either preceding directors or whose election or nomination for election was previously so approved, when all such directors are taken together, shall cease for any reason to constitute a majority of the Company's board of directors. As used in this definition, "group" shall have the meaning given to such term in Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof. Notwithstanding anything to the contrary in clause (a) above, no Change of Control shall be deemed to have occurred as a result of the Recapitalization.

           "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof after the date of this Agreement or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

           "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Standby Loans, Competitive Loans or Swingline Loans.

           "CLASS B REPURCHASE" means the purchase by the Company of shares of its Class B Voting Common Stock for consideration not to exceed $100,000,000 pursuant to and on the terms set forth in the Recapitalization Agreement.

           "CLO" has the meaning set forth in Section 10.04.

           "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

           "COLLATERAL" means "Collateral" as defined in the Guarantee and Collateral Agreement and any other property or assets in which Liens are created to secure the Obligations under any other Security Document.

           "COLLATERAL AGENT" means JPMCB, in its capacity as collateral agent for the Lenders.

           "COLLATERAL AND GUARANTEE REQUIREMENT" means, at any time, the requirement that:

          (a) the Administrative Agent shall have received from the Company and each Domestic Subsidiary (other than (i) the Excluded Subsidiaries and (ii) gifts.com, Inc. for so long as efforts to sell or wind down such Subsidiary shall not have been terminated) existing at such time either a counterpart of the Guarantee and Collateral Agreement duly executed and delivered on behalf of the Company or such Subsidiary or, in the case of any Person (other than an Excluded Subsidiary) that becomes a Domestic Subsidiary after the Effective Date, a supplement to the Guarantee and Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Domestic Subsidiary;

          (b) the Administrative Agent shall have received any Foreign Pledge Agreements that it determines, based on the advice of counsel, to be necessary or advisable in connection with the pledge of 65% of the outstanding voting Equity Interests of The Reader's Digest Association Limited, Verlag das Beste GmbH and Selection du Reader's Digest S.A., or any other first-tier Foreign Subsidiary that has accounted for 5% or more of Consolidated Revenue for any period of four fiscal quarters;

          (c) all outstanding Equity Interests of any Subsidiary or any other Person directly owned by any Grantor at such time shall have been pledged pursuant to the Guarantee and Collateral Agreement (except that the Grantors shall not be required to pledge more than 65% of outstanding voting Equity Interests of any Foreign Subsidiary) and the Collateral Agent shall have received certificates representing all such Equity Interests (other than (i) uncertificated Equity Interests, (ii) Equity Interests in gifts.com, Inc. for so long as efforts to sell or wind down such Subsidiary shall not have been terminated, and (iii) Equity Interests in LookSmart, Ltd. and WebMD Corporation), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (d) all Debt of any Person that is owed to any Grantor at such time (other than obligations that individually do not exceed $1,000,000) shall have been pledged pursuant to the Guarantee and Collateral Agreement, and the Collateral Agent shall have received all promissory notes or other instruments evidencing any such Debt, together with undated instruments of transfer with respect thereto endorsed in blank;

          (e) all documents and instruments, including all Uniform Commercial Code financing statements and filings with the United States Copyright Office and the United States Patent and Trademark Office, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to perfect the Liens intended to be created by the Guarantee and Collateral Agreement shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; provided that Liens on Intellectual Property, as defined in the Guarantee and Collateral Agreement, will be perfected by filings in the United States Copyright Office and the United States Patent and Trademark Office only insofar as they relate to items of Intellectual Property deemed by the Collateral Agent, after consultation with the Company, to be material to the Company and the Subsidiaries, taken as a whole, and will not be perfected by filings in any jurisdiction outside the United States;

          (f) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property existing at such time, duly executed and delivered by the record owner of such Mortgaged Property,
     (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, and (iii) such appraisals, surveys, legal opinions and other documents as may be required by applicable law or regulation or as the Collateral Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

          (g) each Grantor shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of the Guarantee and Collateral Agreement and each other Security Document to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder;

PROVIDED, that the foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or legal opinions with respect to, particular assets of the Grantors if and for so long as, the Collateral Agent, in consultation with the Company, determines that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or legal opinions in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Collateral Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance or legal opinions with respect to particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Company and the Subsidiaries on such date) where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

           "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Standby Loans and to acquire participations in Swingline Loans hereunder as set forth in Schedule 2.01 or in an Assignment and Acceptance delivered by such Lender under Section 10.04, as such Lender's Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.12 or pursuant to one or more assignments under Section 10.04. The Commitment of each Lender shall automatically and permanently terminate on the Maturity Date if not terminated earlier pursuant to the terms hereof.

           "COMPANY" means The Reader's Digest Association, Inc., a Delaware corporation.

           "COMPETITIVE BID" means an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

           "COMPETITIVE BID ACCEPT/REJECT LETTER" means a notification made by the applicable Borrower pursuant to Section 2.03(d) in the form of Exhibit I-4.

           "COMPETITIVE BID RATE" means, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Loan, the Margin and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

           "COMPETITIVE BID REQUEST" means a request made pursuant to Section
2.03 in the form of Exhibit I-1.

           "COMPETITIVE BORROWING" means a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the applicable Borrower under the bidding procedure described in Section 2.03.

           "COMPETITIVE LOAN" means a loan made pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

           "COMPETITIVE LOAN EXPOSURE" means, with respect to any Lender at any time, the aggregate principal amount of all outstanding Competitive Loans made by such Lender.

           "CONSOLIDATED ASSETS" means, at any time, all assets of the Company and its consolidated Subsidiaries at such date, as determined on a consolidated basis in accordance with GAAP.

           "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Company and its consolidated Subsidiaries during such period.

           "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period PLUS, to the extent not otherwise included in such Consolidated Net Income, the sum (without duplication) of (a) income tax expense, (b) Interest Expense, (c) depreciation and amortization, (d) non-recurring, non-cash restructuring charges and cash restructuring charges identified in Schedule 1.01(a), (e) losses on the contemplated sale of the Company's subsidiary gifts.com, Inc., and extraordinary losses, and (f) the cumulative effect of changes in accounting principles, MINUS, to the extent added in computing such Consolidated Net Income, the sum (without duplication) of (x) consolidated interest income, (y) extraordinary gains and (z) the cumulative effect of changes in accounting principles.

           "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means the ratio of (a) Consolidated EBITDA minus the sum of (i) Consolidated Capital Expenditures, (ii) taxes actually paid in cash, (iii) permitted dividends actually paid in cash,
(iv) amounts paid in cash or other consideration other than Equity Interests in connection with share repurchases (other than the Class B Repurchase and payments to holders of not more than $5,000,000 in stated value of preferred stock of the Company that are required to be made as a result of the exercise of appraisal rights to which they may be entitled in connection with the Recapitalization), and (v) scheduled amortization payments in respect of Debt, to (b) Consolidated Net Interest Expense.

           "CONSOLIDATED INTEREST COVERAGE RATIO" means the ratio of (a) Consolidated EBITDA to (b) Consolidated Net Interest Expense.

           "CONSOLIDATED LEVERAGE RATIO" means, at any time, the ratio of (a) Consolidated Total Debt at such time to (b) Consolidated EBITDA for the period of four fiscal quarters ended at or most recently prior to such time.

           "CONSOLIDATED NET INCOME" means, for the Company and the consolidated Subsidiaries for any period, the aggregate net income (or net deficit) of such persons, determined on a consolidated basis in accordance with GAAP consistently applied.

           "CONSOLIDATED NET INTEREST EXPENSE" means, with respect to the Company and the consolidated Subsidiaries for any period, Interest Expense (net of any interest income for such period determined on a consolidated basis in accordance with GAAP).

           "CONSOLIDATED REVENUE" means, for the Company and the consolidated Subsidiaries for any period, the aggregate revenues of such persons, determined on a consolidated basis in accordance with GAAP consistently applied.

           "CONSOLIDATED TOTAL DEBT" means, for the Company and the consolidated Subsidiaries at any date, the aggregate Debt of such persons, determined on a consolidated basis in accordance with GAAP consistently applied.

           "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

           "CURRENT CONTROL GROUP" has the meaning set forth in the definition of "Change in Control".

           "DEBT" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) the principal amounts (as defined in the definition of "Swap" herein) of the obligations of such Person under Swap Agreements, (e) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (f) all obligations of such Person in respect of the deferred purchase price of property or services, (g) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (h) all Guarantees by such Person of Debt of others, (i) all Capital Lease Obligations of such Person, (j) all Securitization Transactions of such Person and (k) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and banker's acceptances; PROVIDED, HOWEVER, that Debt of any Person shall not include (i) trade payables,
(ii) any obligations of such Person incurred in connection with letters of credit, letters of guaranty, banker's acceptances, bills of exchange and similar instruments obtained or created in the ordinary course of business to support or evidence obligations of such Person that do not constitute Debt, (iii) endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business, (iv) customer deposits and advances and interest payable thereon in the ordinary course of business in accordance with customary trade terms and other obligations incurred in the ordinary course of business through credit on an open account basis customarily extended to such Person, (v) any Debt secured on a non-recourse basis by any assets of such Person to the extent that the outstanding balance thereof exceeds the fair market value of such assets, (vi) statutory or other legal requirements to make deposits in connection with sweepstakes or similar contests, or surety bonds posted pursuant to such requirements and (vii) obligations under overdraft arrangements with banks outside the United States incurred in the ordinary course of business to cover working capital needs, but only to the extent that such overdrafts remain outstanding for not more than three Business Days and do not in the aggregate at any time exceed $5,000,000.

           "DEFAULT" means any condition or event which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

           "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

           "DOLLARS" or "$" means lawful currency of the United States.

           "DOMESTIC BORROWING SUBSIDIARY" means any Borrowing Subsidiary organized under the laws of the United States or any of its territories or possessions or any political subdivision thereof.

           "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" on Schedule
2.01 or, as to any person who becomes a Lender after the date hereof, on the Assignment and Assumption executed by such person or such other office of such Lender as such Lender may hereafter designate from time to time as its "Domestic Lending Office" by notice to the Company and the Administrative Agent.

           "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States, any State thereof, the District of Columbia or any of its territories or possessions or any political subdivision thereof.

           "EFFECTIVE DATE" means the date on which the conditions specified in
Section 3.01 are satisfied (or waived in accordance with Section 10.02).

           "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

           "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities),of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

           "EQUITY INTEREST" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants or options or other rights to acquire any of the foregoing.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414 of the Code.

           "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder (other than an event for which the 30-day notice period is waived), with respect to a Plan; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of

ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice of termination, or the intention to terminate, any Plan or Plans or to appoint a trustee to administer any Plan where the Administrative Agent or the Required Lenders shall have determined in good faith that such termination or appointment is reasonably likely to result; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice of the imposition of, or an intention to impose, Withdrawal Liability, where the Administrative Agent or the Required Lenders shall have determined in good faith that such imposition is reasonably likely to result or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

           "EURODOLLAR BORROWING" means a Borrowing comprised of Eurodollar
Loans.

           "EURODOLLAR COMPETITIVE LOAN" means any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

           "EURODOLLAR LENDING OFFICE" means, with respect to each Lender, the branch or Affiliate of such Lender which such Lender has designated as its "Eurodollar Lending Office" on Schedule 2.01 or, as to any person who becomes a Lender after the date hereof, on the Assignment and Assumption executed by such person or such other office of such Lender as such Lender may hereafter designate from time to time as its "Eurodollar Lending Office" by notice to the Company and the Administrative Agent.

           "EURODOLLAR LOAN" means any Eurodollar Competitive Loan or Eurodollar Standby Loan.

           "EURODOLLAR STANDBY BORROWING" means a Borrowing comprised of Eurodollar Standby Loans.

           "EURODOLLAR STANDBY LOAN" means any Standby Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

           "EVENT OF DEFAULT" has the meaning set forth in Article VII.

           "EXCESS CASH FLOW" has the meaning set forth in the Term Loan Agreement.

           "EXCLUDED SUBSIDIARIES" means, at any time, Domestic Subsidiaries that do not represent more than 1% for any such Subsidiary, or more than 5% in the aggregate for all such Subsidiaries, of either (a) Consolidated Assets or
(b) the consolidated revenues of the Company and the Subsidiaries for the period of four fiscal quarters most recently ended, and that (i) do not own Equity Interests or Debt (other than de minimis Debt) of any Material Subsidiary, (ii) do not own material intellectual property and (iii) do not have any Debt that is guaranteed by the Company or any Material Subsidiary; PROVIDED that no Subsidiary that is a Borrowing Subsidiary under this Agreement or the Term Loan Agreement shall be an Excluded Subsidiary.

           "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income, franchise or other taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.20(b)), any withholding tax that is imposed by the United States or by any other jurisdiction in which such Lender is organized, has its principal office or its Applicable Lending Office on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.20(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to Section 2.20(a).

           "EXISTING FIVE-YEAR CREDIT AGREEMENT" means the Five-Year Revolving Credit and Competitive Advance Facility Agreement dated as of July 27, 2001, among the Company, certain borrowing subsidiaries, certain lenders and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent.

           "EXISTING FIVE-YEAR CREDIT AGREEMENT EFFECTIVE DATE" means July 27, 2001.

           "EXISTING 364-DAY CREDIT AGREEMENT" means the 364-Day Revolving Credit and Competitive Advance Facility Agreement dated as of July 27, 2001, among the Company, certain borrowing subsidiaries, certain lenders and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as administrative agent.

           "FACILITY FEE" shall have the meaning assigned to such term in
Section 2.07(a).

           "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

           "FEES" means the Facility Fee and the Administrative Fees.

           "FINANCIAL OFFICER" of any Person shall means the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

           "FIXED RATE" shall mean the fixed rate of interest applicable to a Fixed Rate Loan.

           "FIXED RATE BORROWING" means a Borrowing comprised of Fixed Rate
Loans.

           "FIXED RATE LOAN" means any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

           "FOREIGN BORROWER" means each Borrower that is a Foreign Subsidiary.

           "FOREIGN LENDER", with respect to any Loan, means any Lender making such Loan that is organized under the laws of a jurisdiction other than the United States.

           "FOREIGN PLEDGE AGREEMENT" means a pledge agreement governed by the law of a jurisdiction other than the United States and satisfactory in form and substance to the Administrative Agent and the Company.

           "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of a jurisdiction outside the United States or any of its territories or possessions or any political subdivision thereof.

           "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

           "GOVERNMENTAL AUTHORITY" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

           "GRANTING LENDER" shall have the meaning assigned to such term in
Section 10.04(h).

           "GRANTORS" means the Company and each Domestic Subsidiary that is, or is required to be, a party to the Guarantee and Collateral Agreement or any other Security Document.

           "GUARANTEE" means any agreement by which the Company or any Subsidiary assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the Debt of another Person, or agrees to maintain the net worth or working capital or other financial condition of such Person so as to enable such Person to pay such Debt or otherwise assure any creditor of such Person against loss with respect to such Debt, but shall not include (i) customary indemnifications, representations and warranties made in connection with purchases, sales or leasing of property or assets or issuances of securities, (ii) assurances given in the ordinary course of business of the payment of obligations of customers or suppliers of the Company or any Subsidiary, (iii) retained liability in connection with sales of accounts receivable or chattel paper in the ordinary course of business (but only to the extent customary in connection with sales accounted for as true sales) or (iv) guarantees of loans or advances made to present or former officers and directors of the Company or any Subsidiary (x) to enable them to acquire Equity Interests of the Company or any Subsidiary or (y) so long as the aggregate amount thereof does not exceed $3,000,000, for any other purpose.

           "GUARANTEE AND COLLATERAL AGREEMENT" means the Guarantee and Collateral Agreement among the Company, the Collateral Agent and the Subsidiary Guarantors substantially in the form of Exhibit C.

           "GUARANTOR" means the Company, in its capacity as guarantor of the Obligations hereunder.

           "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature which in each case are regulated pursuant to any Environmental Law.

           "INCREASED INTEREST" has the meaning set forth in Section 2.09.

           "INDEMNIFIED TAXES" means Taxes, including Other Taxes, but excluding Excluded Taxes.

           "INDEMNITEE" shall have the meaning assigned to such term in Section 10.03(b).

           "INFORMATION" shall have the meaning assigned to such term in Section 10.12.

           "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated April 2002 relating to the Company and the Transactions.

           "INTELLECTUAL PROPERTY" shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

           "INTEREST EXPENSE" means, for any period, the interest expense of the Company and the consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (and giving effect to any Swap Agreements that have the effect of increasing or decreasing such interest expense), including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements or other interest rate hedging agreements) payable in connection with the incurrence of indebtedness to the extent included in interest expense in accordance with GAAP, (iii) the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP and (iv) the amount of commitment fees incurred prior to the Effective Date under the Fee Letter dated as of March 21, 2002 as amended as of April 19, 2002, among the Company, JPMCB and GSCP.

           "INTEREST PAYMENT DATE" means (a) with respect to any Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in addition, the date of any prepayment of such Loan or conversion of such Loan to a Loan of a different Type and (b) in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan.

           "INTEREST PERIOD" means (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.06 or repaid or prepaid in accordance with Section
2.08 or Section 2.13, (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing and (d) as to any Swingline Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the Maturity Date and
(ii) the date such Borrowing is repaid in accordance with Section 2.08 or 2.13; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

           "JPMCB" means JPMorgan Chase Bank, and its successors.

           "JUDGMENT CURRENCY" shall have the meaning assigned to such term in Section 10.13(b).

           "LENDER" means each financial institution listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 10.04, and their respective successors. Unless context otherwise requires, the term "Lenders" includes Swingline Lenders.

           "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the arithmetic average of the rates that appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the date two Business Days prior to the commencement of such Interest Period for deposits in Dollars with a maturity comparable to such Interest Period or, in the event no such rates appear on the Reuters Screen LIBO Page, the rate at which deposits in Dollars approximately equal in principal amount to such Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

           "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

           "LOAN" means a Competitive Loan, a Standby Loan or a Swingline Loan.

           "LOAN DOCUMENTS" means this Agreement, the Guarantee and Collateral Agreement, each Mortgage and the notes and each amendment, supplement, modification, consent or waiver of, to or in respect of any of the foregoing.

           "LOAN PARTIES" means the Company, the Borrowing Subsidiaries and the Grantors.

           "LONG-TERM DEBT" means any Debt that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

           "MARGIN" means, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

           "MATERIAL ADVERSE EFFECT" means (a) a materially adverse effect on the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole, (b) material impairment of the ability of the Company and its Subsidiaries, taken as a whole, to perform the Obligations or
(c) material impairment of the rights available to the Lenders or the Agents under any Loan Document.

           "MATERIAL DEBT" means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $20,000,000 (or the equivalent thereof in one or more other currencies).

           "MATERIAL SUBSIDIARY" means, at any time, each Subsidiary other than
(a) Excluded Subsidiaries and (b) Foreign Subsidiaries that do not represent more than 1% for any such Foreign Subsidiary, or more than 5% in the aggregate for all such Foreign Subsidiaries, of either (a) Consolidated Assets or (b) the Consolidated Revenues of the Company and the Subsidiaries for the period of four fiscal quarters most recently ended, and that (i) do not own Equity Interests or Debt (other than de minimis Debt) of any Material Subsidiary, (ii) do not own material intellectual property and
(iii) do not have any Debt that is guaranteed by the Company or any Material Subsidiary; PROVIDED that each Subsidiary that is a Borrowing Subsidiary under this Agreement or the Term Loan Agreement or that is a Grantor shall be a Material Subsidiary.

           "MATURITY DATE" means July 27, 2006.

           "MOODY'S" means Moody's Investors Service, Inc.

           "MORTGAGE" means a mortgage or deed of trust, assignment of leases and rents, or other security documents reasonably satisfactory in form and substance to the Collateral Agent granting a Lien on any Mortgaged Property to secure the Obligations.

           "MORTGAGED PROPERTY" means, at any time, each parcel of real property and the improvements thereto owned by any Grantor, including each such parcel identified on Schedule 4.05 and each other parcel with respect to which a Mortgage is required to be granted pursuant to Section 5.11 or 5.12; PROVIDED that any parcel of real property and improvements thereto with a fair market value of less than $1,000,000 shall not be a Mortgaged Property.

           "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

           "NET PROCEEDS" means, with respect to any Prepayment Event, (a) the cash proceeds received by the Company or any Subsidiary in respect of such Prepayment Event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds in excess of $500,000, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments in excess of $500,000, net of (b) the sum of (i) all fees, discounts, commissions and out-of-pocket expenses paid by the Company and the Subsidiaries to third parties (other than Affiliates) in connection with such Prepayment Event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Company and the Subsidiaries as a result of such Prepayment Event to repay Debt (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and the Subsidiaries, and the amount of any reserves established by the Company and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, to the extent such taxes and reserves are directly attributable to such Prepayment Event (as determined reasonably and in good faith by the chief financial officer of the Company).

           "NET WORKING CAPITAL" means, at any date, (a) the consolidated current assets of the Company and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments or other cash equivalents) minus (b) the consolidated current liabilities of the Company and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Debt and excluding unearned revenue). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

           "NOTICE OF COMPETITIVE BID REQUEST" means a notification made pursuant to Section 2.03 in the form of Exhibit I-2.

           "OBLIGATIONS" means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Loan Parties to any of the Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Loan Parties under this Agreement and the other Loan Documents and (c) the due and punctual payment and performance of all obligations of the Company or any Subsidiary under each Swap Agreement that (i) shall have been in effect on the Effective Date with a counterparty that shall have been a Lender or an Affiliate of a Lender as of the Effective Date or (ii) shall have been entered into after the Effective Date with any counterparty that shall have been a Lender or an Affiliate of a Lender at the time such Swap Agreement was entered into.

           "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement.

           "PARTICIPANT" has the meaning set forth in Section 10.04.

           "PARTICIPATION PERCENTAGE" means, with respect to any Lender, the percentage of the aggregate Commitments represented by such Lender's Commitment (or, after the Commitments have terminated, the percentage of the aggregate outstanding Loans represented by such Lender's outstanding Loans).

           "PAYMENT LOCATION" shall mean an office, branch or other place of business of any Borrower.

           "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

           "PERFECTION CERTIFICATE" means a certificate in the form of Exhibit D or any other form approved by the Collateral Agent.

           "PERMITTED ENCUMBRANCES" means:

          (a) Liens imposed by law for Taxes, fees, assessments or other governmental charges or levies that are not yet due and payable or are being contested in compliance with Section 5.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendors' or lessors' Liens (and deposits to obtain the release of such Liens), set-off rights and other like Liens imposed by law (or contract, to the extent that such contractual Liens are similar in nature and scope to Liens imposed by law), in each case arising in the ordinary course of business and securing obligations that either (i) are not overdue by more than 60 days or (ii) are being contested in compliance with Section 5.04;

          (c) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, disability or unemployment insurance, old-age pensions, retiree health benefits and other similar plans or programs and other social security laws or regulations;

          (d) deposits (including deposits made to satisfy statutory or other legal obligations in connection with sweepstakes or similar contests) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) (i) easements, covenants, conditions, restrictions, zoning restrictions, building codes, land use laws, leases, subleases, licenses, rights of way, minor irregularities in, or lack of, title and similar encumbrances affecting real property, (ii) with respect to any lessee's or licensee's interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof, with or without the lessee's or licensee's consent, and (iii) leases, licenses, rights and obligations in connection with patents, copyrights, trademarks, tradenames and other intellectual property, in each case that do not secure the payment of borrowed money (other than, with respect to any lessee's or licensee's interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof) to the extent, in the case of each of (i), (ii) and (iii), that the Liens referred to therein do not, in the aggregate, materially detract from the value of the affected property as used by the Company or any Subsidiary in the ordinary course of business or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

          (f) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;

PROVIDED that "Permitted Encumbrances" shall not include any Lien securing
Debt.

           "PERMITTED INVESTMENTS" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a short term deposit rating of A1 from S&P and P1 from Moody's and has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above; and

          (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

           "PERSON" means an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

           "PREPAYMENT EVENT" has the meaning set forth in the Term Loan Agreement.

           "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

           "RATINGS" shall mean (a) the published ratings by Moody's and S&P of the Company's corporate credit, or (b) if either such rating agency shall not have such a published rating, any confidential or private rating by such rating agency of the Company's corporate credit. In the event either rating agency shall have in effect a confidential or private rating of the sort referred to in clause (b) of the preceding sentence, the Company shall cause such rating to be reissued by such rating agency at least once during each 12 month period and at such other times as the Administrative Agent, acting in good faith, shall reasonably request, and shall provide a copy of such ratings to the Administrative Agent and the Lenders. At any time when such rating shall not have been so renewed and provided, such rating agency shall be deemed not to have a Rating in effect.

           "RECAPITALIZATION" means the recapitalization transaction provided for in the Recapitalization Agreement including the Class B Repurchase.

           "RECAPITALIZATION AGREEMENT" means the Recapitalization Agreement dated as of April 12, 2002, by and among the DeWitt Wallace-Reader's Digest Fund, Inc., a New York not-for-profit corporation, the Lila Wallace-Reader's Digest Fund, Inc., a New York not-for-profit corporation, and the Company.

           "REGISTER" shall have the meaning assigned to such term in Section 10.04(b).

           "REGISTERED NOTE" shall have the meaning assigned to such term in
Section 2.08(e).

           "REGULATION U" means Regulation U of the Board, as in effect from time to time.

           "REGULATION X" means Regulation X of the Board, as in effect from time to time.

           "REIMAN" means Reiman Holding Company, LLC; Reiman Publications, LLC; Reiman Management Company; Reiman Advertising and Promotion, LLC; World Wide Country Tours, LLC and Homemaker Schools, LLC.

           "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

           "REQUIRED LENDERS" means, at any time, Lenders having Commitments representing a majority of the Total Commitment; provided that, after the Commitments have been terminated for purposes of acceleration pursuant to clause
(ii) of Article VII, "Required Lenders" means Lenders holding Loans representing a majority of the principal amount of all Loans outstanding.

           "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.

           "REUTERS SCREEN LIBO PAGE" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

           "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill.

           "SECURED PARTIES" means (a) the Agents, (b) the Lenders, (c) the Agents and Lenders under and as defined in the credit agreement establishing the Term Loan Agreement, (d) each counterparty to any Swap Agreement with the Company or any Subsidiary that either (i) is in effect on the Effective Date if such counterparty is a Lender or an Affiliate of a Lender (or a Lender or an Affiliate of a Lender under the Term Loan Agreement) as of the Effective Date or
(ii) is entered into after the Effective Date if such counterparty is a Lender or an Affiliate of a Lender (or a Lender or an Affiliate of a Lender under the Term Loan Agreement) at the time such Swap Agreement is entered into, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under this Agreement or the Term Loan Agreement or any other Loan Document, (f) each holder from time to time of Designated Letter of Credit Obligations (as defined in the Guarantee and Collateral Agreement) and (g) the successors and assigns of each of the foregoing.

           "SECURITIZATION TRANSACTION" means any transfer by the Company or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of debt or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly to one or more investors or other purchasers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Debt or other securities referred to in the preceding sentence or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable transferred pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible.

           "SECURITY DOCUMENTS" means the Guarantee and Collateral Agreement, the Mortgages and the Foreign Pledge Agreements.

           "STANDBY BORROWING" means a Borrowing consisting of simultaneous Standby Loans from each of the Lenders then having an Available Commitment.

           "STANDBY BORROWING REQUEST" means a request made pursuant to Section
2.04 in the form of Exhibit I-5.

           "STANDBY CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Standby Loans of such Lender and (b) such Lender's Swingline Exposure.

           "STANDBY LOANS" means the revolving loans made pursuant to Section
2.01. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan.

           "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

           "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

           "SUBSIDIARY" means any subsidiary of the Company.

           "SUBSIDIARY GUARANTOR" has the meaning set forth in the Guarantee and Collateral Agreement.

           "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement. The "principal amount" of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

           "SWINGLINE BORROWING" means a Borrowing consisting of Swingline
Loans.

           "SWINGLINE EXPOSURE" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Participation Percentage of the total Swingline Exposure at such time.

           "SWINGLINE LENDER" means Chase, in its capacity as lender of Swingline Loans hereunder.

           "SWINGLINE LOAN" means a Loan made pursuant to Section 2.05.

           "SYNTHETIC PURCHASE AGREEMENT" means any agreement pursuant to which the Company or a Subsidiary is or may become obligated to make (i) any payment in connection with the purchase by any third party from a person other than the Company or a Subsidiary of any Equity Interest or Debt or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interest or Debt) the amount of which is determined by reference to the price or value at any time of any Equity Interest or Debt of the Company or a Subsidiary; PROVIDED that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Company or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

           "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto (including without limitation any interest, penalties or other additions to tax).

           "TERM LOAN AGREEMENT" means the Term Loan Agreement dated as of May 20, 2002, among the Company, certain borrowing subsidiaries, certain lenders, JPMorgan Chase Bank, as administrative agent and collateral agent and Goldman Sachs Credit Partners as syndication agent.

           "TOTAL COMMITMENT" means, at any time, the aggregate Commitments of all the Lenders, as in effect at such time.

           "TRANSACTIONS" means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans hereunder, the use of the proceeds of such Loans, the creation of the Guarantees and Liens provided for in the Security Documents, the completion of the Acquisition, the Class B Repurchase and the Recapitalization and the other transactions contemplated hereby.

           "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "RATE" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

           "UNITED STATES" and "U.S." each means the United States of America.

           "U.S. PERSON" means any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any State thereof or (iii) any estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

           "UTILIZATION FEE" has the meaning set forth in Section 2.07(c) of the Existing Five-Year Credit Agreement.

           "WORKING CAPITAL" means, at any date, (a) the consolidated current assets of the Company and its consolidated Subsidiaries as of such date minus
(b) the consolidated current liabilities of the Company and its consolidated Subsidiaries as of such date.

          SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Swingline Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Swingline Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Swingline Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Swingline Borrowing").

           SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

           SECTION 1.04. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof, including, without limitation, any covenant in Article VI, to eliminate the effect of any change in generally accepted accounting principles adopted after the Effective Date on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend any such provision for such purpose), then the Company's compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Lenders.

                                   ARTICLE II

                                    THE LOANS

           SECTION 2.01. COMMITMENTS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans, denominated in Dollars, to any Borrower, at any time and from time to time on and after the Effective Date and until the earlier of the Maturity Date and the termination of the Commitment of such Lender; PROVIDED that after giving effect to any such Standby Loan (and to any concurrent repayment or prepayment of Loans), (i) the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures shall not exceed the Total Commitment then in effect and (ii) the Standby Credit Exposure of any Lender shall not exceed such Lender's Commitment. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow Standby Loans hereunder, on and after the Effective Date and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

           SECTION 2.02. LOANS. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Standby Loans made by the Lenders ratably in accordance with their Available Commitments; PROVIDED, HOWEVER, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Standby Loans, in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the Available Commitments). All Loans shall be made in Dollars.

           (a) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED,, HOWEVER, that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that no Borrower shall be entitled to request any Borrowing which, if made, would result in an aggregate of more than 15 separate Eurodollar Standby Loans of any Lender being outstanding at any one time or to elect to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

           (b) Subject to Section 2.06, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York, New York, not later than 12:00 noon, New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Company to the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.17. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

           SECTION 2.03. COMPETITIVE BID PROCEDURE. (a) Subject to the terms and conditions set forth herein, from time to time on or after the Effective Date and until the earlier of the Maturity Date and the termination of the Commitments, any Borrower may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; PROVIDED that the sum of the total Standby Credit Exposures plus the aggregate amount of the Competitive Loan Exposures at any time shall not exceed the Total Commitment. In order to request Competitive Bids, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit I-1 hereto, to be received by the Administrative Agent
(i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit I-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (v) the Borrower submitting such Competitive Bid Request,
(w) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (x) the date of such Borrowing (which shall be a Business Day) and the aggregate principal amount thereof, which shall be in a minimum principal amount of $15,000,000 and in an integral multiple of $1,000,000, (y) the maturity date of such Borrowing (which may not be after the

Maturity Date) and (z) the Interest Period with respect thereto (which may not end after the Maturity Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall telecopy to each Lender a Notice of Competitive Bid Request inviting the Lender to bid, on the terms and conditions of this Agreement, to make Competitive Loans.

           (a) Subject to paragraph (g) hereof, each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids responsive to the Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent by telecopy, in the form of Exhibit I-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit I-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested) of the Competitive Loan or Loans that the Lender is willing to make, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. Any Competitive Bid for a principal amount in excess of that requested in the Competitive Bid Request shall be deemed to be a Competitive Bid for the principal amount requested. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by telecopy (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; PROVIDED, HOWEVER, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

           (b) The Administrative Agent shall promptly notify the Borrower, by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this
Section 2.03.

           (c) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above not more than one hour after it shall have been notified of such bids by the Administrative Agent pursuant to such paragraph (c); PROVIDED, HOWEVER, that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate with respect to such Competitive Bid Request, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in such Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted to exceed the amount specified in such Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in such Competitive Bid Request less the amount of all other Competitive Bids at lower Competitive Bid Rates accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at a particular Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such particular Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; PROVIDED FURTHER, HOWEVER, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for an integral multiple of $1,000,000, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given pursuant to this paragraph (d) shall be irrevocable.

           (d) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

           (e) No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in clause (i) of
Section 2.01 would not be met.

           (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

           SECTION 2.04. STANDBY BORROWING PROCEDURE. In order to request a Standby Borrowing, a Borrower shall hand deliver or telecopy (or give telephone notice promptly confirmed in writing or by telecopy) to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit I-5 (a) in the case of a Eurodollar Standby Borrowing, not later than 10:30 a.m., New York City time, three Business Days before such Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of such Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) the

Borrower requesting such Standby Borrowing, (ii) whether the Borrowing then being requested is to be a Eurodollar Standby Borrowing or an ABR Borrowing;
(iii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iv) if such Borrowing is to be a Eurodollar Standby Borrowing, the duration of each Interest Period with respect thereto, the last of which shall not end after the Maturity Date. If no election as to the Type of Standby Borrowing is specified in any such notice with respect to a Standby Borrowing, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standby Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

           SECTION 2.05 SWINGLINE LOANS. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to any Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $20,000,000 or (ii) the sum of the total Standby Credit Exposures plus the aggregate principal amount of Competitive Loans exceeding the Total Commitments; PROVIDED that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans. Each Swingline Loan shall be an ABR Loan.

           (a) In order to request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

           (b) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent shall give notice thereof to each Lender, specifying in such notice such Lender's Participation Percentage of such Swingline Loan or Loans. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay the Administrative Agent, for the account of the Swingline Lender, such Lender's Participation Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(c) shall apply, MUTATIS MUTANDIS, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay the Swingline Lender the amounts received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of the sale of participations therein shall promptly be remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall promptly be remitted to the Lenders that shall have made payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in payment thereof.

           SECTION 2.05. CONVERSION AND CONTINUATION OF STANDBY LOANS. A Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 10:30 a.m., New York City time, on the day of the conversion, to convert all or any part of any Eurodollar Standby Borrowing into an ABR Borrowing, and (ii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Standby Borrowing or to continue any Eurodollar Standby Borrowing for an additional Interest Period, subject in each case to the following:

           (a) if less than all the outstanding principal amount of any Standby Borrowing shall be converted or continued, the aggregate principal amount of the Standby Borrowing being converted or continued shall be an integral multiple of $1,000,000 and not less than $5,000,000;

           (b) accrued interest on a Standby Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

           (c) if any Eurodollar Standby Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

           (d) any portion of a Standby Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Standby Borrowing and shall, unless clause (e) applies to such Borrowing, be repaid at the end of the Interest Period applicable thereto;

           (e) any portion of a Eurodollar Standby Borrowing which cannot be continued as a Eurodollar Standby Borrowing by reason of clause (d) above shall, if not repaid at the end of the applicable Interest Period, be automatically converted at the end of the Interest Period in effect for such Eurodollar Standby Borrowing into an ABR Borrowing; and

           (f) no Interest Period may be selected for any Eurodollar Standby Borrowing that would end later than the Maturity Date.

           Each notice pursuant to this Section 2.06 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Standby Borrowing to be converted or continued, (ii) whether such Standby Borrowing is to be converted to or continued as a Eurodollar Standby Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Standby Borrowing is to be converted to or continued as a Eurodollar Standby Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Standby Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If no notice shall have been given in accordance with this Section 2.06 to convert or continue any Standby Borrowing, such Standby Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing.

           SECTION 2.06. FEES. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on September 30, 2001) and on the date on which the Commitment of such Lender shall have been terminated, a facility fee (a "FACILITY FEE"), equal to the Applicable Rate on the amount of the Commitment of such Lender, whether used or unused, during the preceding quarter (or other period commencing on the date hereof or ending with the date on which the Commitment of such Lender shall be terminated); PROVIDED that, if such Lender continues to have any Standby Credit Exposure after its Commitment terminates, then the Facility Fee shall continue to accrue on the daily amount of such Lender's Standby Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Standby Credit Exposure. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall be payable in arrears and shall commence to accrue on the date hereof and cease to accrue on the date on which the Commitment of such Lender shall have terminated and such Lender shall have no further Standby Credit Exposure.

           (a) The Company agrees to pay to the Administrative Agent, for its own account, the administrative, auction and other fees separately agreed to by the Company and the Administrative Agent (collectively, the "ADMINISTRATIVE FEES").

           (b) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances other than to correct errors in payment.

           SECTION 2.07. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each of the Borrowers hereby agrees that (i) the outstanding principal balance of each Standby Loan shall be payable on the Maturity Date, (ii) the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto and (iii) the outstanding principal balance of each Swingline Loan shall be payable on the tenth Business Day following the making thereof.

           (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

           (b) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Borrower of each Loan, the Type of each Loan and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

           (c) The entries made in the accounts maintained pursuant to paragraph
(b) and (c) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

           (d) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note or notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns (in each such case, a "REGISTERED NOTE")) and in a form reasonably approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a Registered Note, to such payee and its registered assigns).

           SECTION 2.08. INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.10, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standby Loan, (A) the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate from time to time in effect and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus) the Margin offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.03.

           (a) Subject to the provisions of Section 2.10, the Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate from time to time in effect.

           (b) Subject to the provisions of Section 2.10, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the applicable Borrower pursuant to Section 2.03.

           (c) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable Adjusted LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. At any time when a Utilization Fee would have accrued under the Existing Five-Year Credit Agreement, a portion of the Increased Interest accruing under this Section equal to such Utilization Fee will be deemed to have accrued in lieu of such Utilization Fee. For purposes of the preceding sentence, "INCREASED INTEREST" shall mean, as to any Borrowing, the excess of (i) the amount of interest accruing on such Borrowing over (ii) the amount of interest that would have accrued thereon under the Existing Five-Year Credit Agreement.

           SECTION 2.09. DEFAULT INTEREST. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest from and including the date of such default, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.09) equal to the higher of (a) the rate, if any, otherwise applicable to such amount hereunder plus 2% per annum and (b) the Alternate Base Rate plus the Applicable Rate from time to time in effect plus 2% per annum.

           SECTION 2.10. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that deposits in Dollars in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market or any other market in which the Lenders shall be funding such Loans,
(ii) that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to Lenders having Commitments representing at least 50% of the Total Commitment at such time of making or maintaining their Eurodollar Loans during such Interest Period or (iii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Company and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Company and the Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 affected by such circumstances shall be of no force and effect and shall be denied by the Administrative Agent, and any request by a Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 shall, to the extent affected by such circumstances, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

           SECTION 2.11. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Commitments shall be automatically and permanently terminated on the Maturity Date.

           (b) Upon at least three Business Days' prior irrevocable telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; PROVIDED, HOWEVER, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made (A) which would reduce the Total Commitment to an amount less than the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures or (B) which would reduce any Lender's Commitment to an amount that is less than such Lender's Standby Credit Exposure.

           (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Company shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Total Commitment, the Facility Fees on the amount of the Commitments so terminated accrued through the date of such termination or reduction.

           SECTION 2.12. PREPAYMENT. (a) The Borrowers shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy) to the Administrative Agent (which shall give prompt notice thereof to each Lender): (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of a Eurodollar Standby Borrowing and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of an ABR Borrowing; PROVIDED, HOWEVER, that (i) each partial prepayment of any Standby Borrowing shall be in an amount which is an integral multiple of $1,000,000 and not less than $10,000,000 or such smaller amount as necessary to repay any such Borrowing in full. No prepayment may be made in respect of any Competitive Borrowing.

           (a) On the date of any termination or reduction of the Commitments pursuant to Section 2.13, the Borrowers shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures will not exceed the Total Commitment, after giving effect to such termination or reduction.

           (b) If, at any time, the sum of the aggregate Standby Credit Exposures and the aggregate Competitive Loan Exposures exceeds the Total Commitment, the applicable Borrower shall, on such day, prepay such Borrowing in an amount equal to the lesser of (i) such excess and (ii) the amount of such Borrowing.

           (c) If, at any time, the Standby Credit Exposure of any Lender of a Loan included in such Borrowing exceeds such Lender's Commitment, the applicable Borrower shall, on such day, prepay such Borrowing in an amount equal to the lesser of (i) the amount necessary to eliminate such excess and (ii) the amount of such Borrowing.

           (d) Each notice of prepayment given pursuant to paragraph (a) above shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing (or portion thereof) in the amount stated therein on the date stated therein. All prepayments under this Section
2.13 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

           (e) In satisfaction of any prepayment obligation under paragraph (b),
(c), or (d) of this Section 2.13 when due with respect to any Eurodollar Loan, the Company may deposit in the Prepayment Account (as defined below) cash in an aggregate amount sufficient to satisfy such prepayment obligation. The Administrative Agent shall deposit such amount in the Prepayment Account and shall apply such amount to prepay each Loan against which such cash is being held, on the last day of the applicable Interest Period (or, at the direction of the Company, on any earlier date). For purposes of this Agreement, the term "PREPAYMENT ACCOUNT" shall mean an account or accounts established by the Company with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (f). The Administrative Agent will, at the request of the Company from time to time, invest the cash in the Prepayment Account in Permitted Investments that mature on or prior to the last day of the applicable Interest Periods of the Loans against which such cash is being held; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to make any investment (i) that, in its sole judgment, would cause it to be in, or would result in any, violation of any law, statute, rule or regulation or (ii) if a Default or Event of Default shall have occurred and be continuing. The Company shall indemnify the Administrative Agent for any losses relating to the investments so that the cash in the Prepayment Account will be sufficient to prepay each Loan against which such cash is being held, on the last day of the applicable Interest Period. The Prepayment Account shall not bear interest other than any interest or profits on such investments, which shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Company hereby grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a security interest in the Prepayment Account to secure the Obligations. At any time that no Event of Default has occurred and is continuing and there is no outstanding Loan against which cash in the Prepayment Account is required to be held, the Administrative Agent shall release all cash in the Prepayment Account to the Company.

           SECTION 2.13. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision herein but subject to paragraph (d) below and to Section 2.21, if any Change in Law shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on any Lender or the London interbank market or any other market in which the funding operations of any Lender shall be conducted of any other condition, in any such case, affecting this Agreement, such Lender's Commitment or any Eurodollar Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Company and the applicable Borrower agree severally (and not jointly) to pay such additional amount or amounts as will compensate such Lender for such additional costs or reduction. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan (i) relating to any reserve requirements in effect at the time the Competitive Bid with respect thereto is submitted by such Lender or
(ii) if the Change in Law giving rise to such request was known by such Lender to be applicable to it at the time of submission of the Competitive Bid pursuant to which such Competitive Loan was made.

           (a) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then the Company and the applicable Borrower agree to pay to such Lender from time to time such additional amount or amounts as will compensate such Lender for such reduction; PROVIDED, HOWEVER, that each Foreign Borrower shall pay only such amounts that relate to its own Obligations.

           (b) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined, shall be delivered to the Company with a copy to the Administrative Agent and shall be conclusive absent manifest error. The Company or the applicable Borrower, as the case may be, shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

           (c) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation with respect to such period or any other period, except that no Lender shall be entitled to any compensation under this
Section 2.14 for any costs incurred or reduction suffered with respect to any date unless such Lender shall have notified the Company that it will demand compensation for such costs or reductions under paragraph (c) above not more than 60 days after the later of (i) such date and (ii) the date on which such Lender shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, rule, regulation or guideline or any Change in Law. Notwithstanding any other provision in this
Section 2.14, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. If any Lender shall receive as a refund any moneys from any source in respect of any increased cost or reduction that it has identified on any certificate provided pursuant to paragraph (c) above, to the extent that the Company or any Borrower has previously paid the Lender any compensation in respect thereof, the Lender shall promptly forward such refund to the Company or such Borrower, as the case may be, without interest.

           SECTION 2.14. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Lender or its Applicable Lending Office to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, such Lender shall give written notice thereof to the Company and to the Administrative Agent and as long as such illegality, limitation or impracticality continues to exist, such Lender:

          (i) may declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans, any request by any Borrower for Eurodollar Loans shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

          (ii) shall promptly enter into negotiations with the Company and negotiate in good faith to agree to a solution to such illegality, limitation or impracticability; PROVIDED, HOWEVER, that if such an agreement has not been reached by the date at which the applicable notice becomes effective as provided in paragraph (b) below, the affected Eurodollar Loans shall be automatically converted on such date into ABR Loans.

           (b) For purposes of this Section 2.15, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

           (c) Each Lender that has delivered a notice pursuant to paragraph (a) above, if the circumstances giving rise to such notice cease to exist, shall notify each applicable Borrower thereof as soon as practicable.

           SECTION 2.15. INDEMNITY. (a) Subject to Section 2.16(b), each Borrower agrees to indemnify each Lender making any Loan to it against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by any Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03, 2.04, 2.05 or 2.06 and (b) any payment, prepayment or conversion of a Loan to such Borrower required by any other provision of this Agreement or otherwise made or deemed made, or any purchase required pursuant to the provisions of Section 2.21(b) (except pursuant to Sections 2.21 (b)(iii) or (iv)), on a date other than the last day of the Interest Period, if any, applicable thereto or (c) any default by such Borrower in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed (which in the case of a Eurodollar Loan will be assumed to be the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined shall be delivered to such Borrower with a copy to the Administrative Agent and shall be conclusive absent manifest error.

           (b) Notwithstanding any other provision hereof, each Foreign Borrower shall be subject to the indemnification obligations created by this Section 2.16 only with respect to its own Obligations.

           SECTION 2.16. PRO RATA TREATMENT. Each payment of the Facility Fees and each reduction of the Commitments shall be allocated pro rata among the Lenders in accordance with their respective Commitments. Except as required under Section 2.15, each continuation, payment or prepayment of principal of any Standby Borrowing and each refinancing or conversion of any Standby Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Standby Loans comprising such Borrowing. Each payment of interest on any Standby Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Standby Loans comprising such Borrowing. Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole unit amount.

           SECTION 2.17. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (other than as provided in

Section 2.15 or pursuant to an assignment under Section 2.21 or Section 10.04), obtain payment (voluntary or involuntary) in respect of any Standby Loan or Standby Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made a Standby Loan in the amount of such participation.

           SECTION 2.18. PAYMENTS. (a) Each Borrower shall make each payment (including the principal of or interest on any Borrowing made by it or any Fees or other amounts payable by it) hereunder from a Payment Location in the United States not later than 12:00 noon, New York City time, on the date when due in Dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

           (b) Whenever any payment (including the principal of or interest on any Borrowing or any Fees or other amount) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

           SECTION 2.19. TAXES. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as determined in good faith by the Administrative Agent or the applicable Lender to be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

           (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

           (c) The Borrowers shall indemnify the Administrative Agent and each Lender within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

           (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

           (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

           (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.20, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.20 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

           SECTION 2.20. DUTY TO MITIGATE; ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES. (a) Any Lender claiming any additional amounts payable pursuant to Section 2.14, or 2.20, or exercising its rights under Section 2.15, shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its Applicable Lending Office or to take such other actions as may reasonably be requested by the Company if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the reasonable determination of such Lender, be otherwise disadvantageous to such Lender.

           (b) In the event that (i) any Lender shall have delivered a notice or certificate pursuant to Section 2.14 or 2.15, (ii) any Borrower shall be required or reasonably believes it will be required, to make additional payments to any Lender under Section 2.20, (iii) any Lender shall become, or a substantial part of the property of any Lender shall become, the subject of any receivership or similar proceeding or (iv) any Lender shall default on its commitment to lend hereunder, the Company shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse, free and clear of all deductions and withholding (in accordance with, upon the terms of and subject to the restrictions contained in Section 10.04), all interests, rights and obligations contained hereunder to another financial institution or to another Lender which shall assume such obligations; provided that (A) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (B) the assignee or the Company, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and the interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

           SECTION 2.21. BORROWING SUBSIDIARIES. The Company may designate any Subsidiary as a Borrowing Subsidiary. Upon the receipt by the Administrative Agent of a Borrowing Subsidiary Agreement in the form of Exhibit G executed by such Subsidiary and the Company, such Subsidiary shall be a Borrowing Subsidiary and a party to this Agreement. Any Subsidiary shall cease to be a Borrowing Subsidiary hereunder at such time as no Loans shall be outstanding to such Subsidiary and such Subsidiary and the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination in the form of Exhibit H.

                                  ARTICLE III
                                   CONDITIONS

           SECTION 3.01. EFFECTIVENESS OF AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT. This Amended and Restated Five-Year Credit Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

           (a) The Administrative Agent shall have received counterparts hereof signed by each of the parties hereto.

           (b) The representations and warranties set forth in Article IV shall be true and correct in all material respects on the Effective Date.

           (c) The Borrowers shall be in compliance with all the terms and provisions set forth herein on their part to be observed or performed, and at the time of and immediately after the Effective Date, no Event of Default or Default shall have occurred and be continuing.

           (d) The Collateral and Guarantee Requirement shall be satisfied.

           (e) The Agents shall have received a certificate, signed by a Financial Officer of the Company, confirming the satisfaction of the conditions set forth in paragraphs (b), (c) and (d) above on and as of the Effective Date, after giving effect to the Transactions occurring on or prior to such date;

           (f) The Agents shall have received written opinions of (i) Clifford
H. R. DuPree, Associate General Counsel of the Company; (ii) Wachtell, Lipton, Rosen & Katz, counsel to the Borrowers; (iii) opinions of local counsel in jurisdictions (other than New York) in which Mortgaged Properties are located and (iv) opinions of foreign counsel in Canada, France, Germany and the United Kingdom, each addressing such matters relating to the pledge of Equity Interests of Subsidiaries organized in the applicable jurisdiction as the Agents shall reasonably have requested and in form and substance reasonably acceptable to the Agents.

           (g) The Agents shall have received completed Perfection Certificates dated the Effective Date and (i) with regard to the Company and the Grantors, signed by a Financial Officer of the Company and (ii) with regard to Reiman and its subsidiaries, signed by a Financial Officer of Reiman, in each case, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by
Section 6.02 or have been released.

           (h) The Agents shall have received, on behalf of the Lenders (i) a copy of the certificate or articles of incorporation or other organizational documents, including all amendments thereto, of each of the Loan Parties, certified as of a recent date by the Secretary of State (or other appropriate governmental authority) of the state of its organization; (ii) a certificate as to the good standing or subsistence, to the extent available, of each of the Loan Parties as of a recent date, from the appropriate Secretary of State (or other appropriate governmental authority) or other evidence reasonably satisfactory to the Agents as to the good standing of such Loan Party; (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or other organizational documents of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other analogous governing body) and, where applicable, the Executive Committee of such Board of Directors) of such Loan Party (and, if necessary, resolutions duly adopted by the shareholders or other equity owners of such Loan Party) authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is or is to be a party and the Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other organizational documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above; and (v) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Agents, may reasonably request related to the foregoing.

           (i) The Lenders shall have received a pro forma consolidated balance sheet of the Company as of March 31, 2002, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders.

           (j) The Acquisition shall have been, or shall substantially simultaneously with the initial borrowing under the Facilities be, consummated in accordance with applicable law and the terms of the Asset Purchase Agreement in substantially the form furnished to the Lenders prior to the date of this Agreement, without any modification or waiver of a material term or condition thereof unless such modification or waiver shall have been approved by the Agents (such approval not to be unreasonably withheld or delayed).

           (k) After giving effect to the Transactions occurring on or prior to the Effective Date, the Company and the Subsidiaries shall have outstanding no Debt other than (i) the Loans hereunder, (ii) loans under the Term Loan Agreement, (iii) other Debt owed to Persons other than the Company or any Subsidiary listed or described on Schedule 6.01 and (iv) Debt owed to the Company or any Subsidiary.

           (l) All requisite Governmental Authorities and material third parties shall have approved or consented to the Acquisition that have occurred or are to occur prior to or on the Effective Date to the extent such approvals or consents are required under applicable laws or agreements or otherwise, and all applicable appeal periods shall have expired and there shall be no pending governmental or judicial action that could reasonably be expected to restrain, prevent or impose materially burdensome conditions on the Acquisition. There shall be no litigation or administrative action that could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole (after giving effect to the Acquisition).

           (m) The Term Loan Agreement shall have become effective.

           (n) The commitments of the lenders under the Existing 364-Day Credit Agreement shall have been terminated and the principal of and interest accrued on the loans outstanding thereunder, all fees and other amounts accrued or otherwise due thereunder, shall have been paid in full and all Commitments thereunder shall have been cancelled.

           (o) The Company shall have Ratings (after giving effect to the Transactions occurring on or prior to the Effective Date) by S&P and Moody's of at least BB and Ba2, respectively.

           (p) The Administrative Agent shall have received from the Company, for the account of each Lender that shall have executed and delivered a copy of this Agreement to the Administrative Agent (or its counsel) on or prior to 12:00 noon, New York City time on May 20, 2002, an amendment fee equal to 0.50% (the "AMENDMENT FEES") of such Lender's Commitment (whether used or unused) as of the date hereof. The Amendment Fees will be payable in immediately available funds on May 20, 2002.

           (q) All fees and other amounts due and payable hereunder on or prior to the Effective Date, including, to the extent invoiced, all out-of-pocket expenses required to be reimbursed or paid by any Borrower hereunder, shall have been paid.

           SECTION 3.02. BORROWINGS. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a Borrowing that does not increase the aggregate principal amount of Loans of any Lender outstanding) hereunder, is subject to the satisfaction of the following conditions:

           (a) The Administrative Agent shall have received a notice of borrowing as required by Section 2.03 or 2.04 (or, in the case of a Swingline Loan, Section 2.05).

           (b) Immediately prior to and after such Borrowing, no Default shall have occurred and be continuing.

           (c) The representations and warranties of the Company and the applicable Borrower contained in Article IV of this Agreement shall be true on and as of the date of such Borrowing. For purposes of this Section 3.02(c) only, the term "Transactions" as used in Section 4.06(a) shall be deemed to mean the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans hereunder, the use of the proceeds of such Loans and the creation of the Guarantees and Liens provided for in the Security Documents.

Each Borrowing hereunder (other than a Borrowing that does not increase the aggregate principal amount of Loans of any Lender outstanding) shall be deemed to be a representation and warranty by the Company and the applicable Borrower on the date of such Borrowing as to the matters specified in clauses (b) and (c) of this Section.

           SECTION 3.03. INITIAL BORROWING BY EACH BORROWING SUBSIDIARY. The obligation of each Lender to make a Loan on the occasion of the first Borrowing by each Borrowing Subsidiary is subject to the satisfaction of the following conditions:

           (a) The Administrative Agent shall have received a Borrowing Subsidiary Agreement executed by such Borrowing Subsidiary and the Company.

           (b) The Administrative Agent shall have received an opinion of counsel for the Borrowing Subsidiary dated the date of such Borrowing substantially in the form of Exhibit F-5 hereto and covering such additional matters relating to such Borrowing Subsidiary as the Administrative Agent may reasonably request;

           (c) The Administrative Agent shall have received all documents it may reasonably request relating to the existence of such Borrowing Subsidiary, the power and authority of such Borrowing Subsidiary to enter into and the validity with respect to such Borrowing Subsidiary of this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

           The Company, as to itself and each of its Subsidiaries, represents and warrants to the Agents and each of the Lenders as follows:

           SECTION 4.01. ORGANIZATION; POWERS. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except, in the case of Subsidiaries that are not Material Subsidiaries, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect), has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

           SECTION 4.02. AUTHORIZATION; ENFORCEABILITY. Except as set forth in
Schedule 4.02, the Transactions are within the corporate powers of each Borrower and each Subsidiary Guarantor and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and each Borrowing Subsidiary and constitutes (assuming due execution by the Lenders and the Agents), and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute (assuming due execution by the Lenders and the Agents), a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

           SECTION 4.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. Except as set forth in Schedule 4.03, the Transactions (a) do not require any consent or approval of, registration or filing with or other action by any Governmental Authority, (b) will not violate any applicable material law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon the Company or any of its Subsidiaries or any assets of any of them, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any asset of the Company or any of its Subsidiaries.

           SECTION 4.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended June 30, 2001, reported on by KPMG LLP, independent public accountants and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2002, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

           (b) Since June 30, 2001, there has been no change that would constitute a material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole; provided that for purposes of the representation and warranty contained in this paragraph, the term the "Company and its Subsidiaries" shall be deemed to include the business of Reiman and its subsidiaries since December 31, 2001.

           SECTION 4.05. PROPERTIES. (a) Each of the Company and its Subsidiaries has good title to all its real and personal property purportedly owned by it and material to its business, except for defects or lack of title that could not reasonably be expected to result in a Material Adverse Effect. All such real and personal property is free and clear of all Liens other than Liens permitted under Section 6.02.

           (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, except where lack of ownership or of any license could not reasonably be expected to result in a Material Adverse Effect, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All such owned trademarks, tradenames, copyrights, patents and other intellectual property are free and clear of all Liens other than Liens permitted under Section 6.02.

           (c) Schedule 4.05 sets forth the address and county of each real property with a fair market value of $1,000,000 or greater that is owned by the Company or any of its Domestic Subsidiaries as of the Effective Date after giving effect to the Transactions.

           SECTION 4.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or
(ii) that assert the invalidity or unenforceability of or otherwise challenge this Agreement or the Transactions.

           (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) is in material violation of any Environmental Law or has failed to obtain, maintain or comply with any material permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis reasonably likely to result in any Environmental Liability.

           SECTION 4.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Neither the Company nor any of its Subsidiaries is in violation of any law, regulation or order of any Governmental Authority applicable to it or its property or any indenture, agreement or other instrument binding upon it or its property, where such violation, individually or in the aggregate with other violations, could reasonably be expected to have a Material Adverse Effect.

           SECTION 4.08. NOT AN INVESTMENT COMPANY OR HOLDING COMPANY. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

           SECTION 4.09. TAXES. Each of the Company and its Subsidiaries has timely filed or caused to be timely filed all returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

           SECTION 4.11. DISCLOSURE. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that various of such assumptions by the Company's management concerning anticipated results of the Company are based in part on statements, estimates and projections of Reiman that have been reviewed by the Company and that the Company has no reason to believe should not be relied on, but that themselves reflect various assumptions by Reiman's management concerning such anticipated results).

           SECTION 4.12. FEDERAL RESERVE REGULATIONS. (a) Neither the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (as defined in Regulation U).

           (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X. Not more than 25% of the assets of the Company or the Company and the Subsidiaries taken as a whole that are subject to the restrictions of Sections 6.02, 6.04 and 6.05 will at any time constitute margin stock.

           SECTION 4.13. SUBSIDIARIES. At the Effective Date, except as set forth in Schedule 4.13, all the issued and outstanding Equity Interests of each of the Subsidiaries have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by it free and clear of all Liens, and there are no options, warrants, calls, conversions or exchange rights, commitments or agreements of any character obligating any of the Subsidiaries to issue, deliver or sell additional shares of capital stock of any class or any securities convertible into or exchangeable for any such capital stock or any additional partnership or other Equity Interests. Schedule 4.13 sets forth the name of, and the ownership interest of the Company in, each Subsidiary of the Company and identifies each Subsidiary that is a Loan Party, in each case as of the Effective Date.

           SECTION 4.14. SECURITY DOCUMENTS. (a) The Guarantee and Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement), subject to Liens permitted under Section 6.02. When the Pledged Securities (as defined in the Guarantee and Collateral Agreement) have been delivered to the Collateral Agent and financing statements in appropriate form have been filed in the offices specified on
Schedule 4.14, the Guarantee and Collateral Agreement will constitute a fully perfected Lien on all right, title and interest of the Loan Parties in the Collateral (other than Intellectual Property, as defined in the Guarantee and Collateral Agreement) prior and superior to the rights of any other Person, subject only to Liens permitted under Section 6.02.

           (b) Each Mortgage, upon execution and delivery by the parties thereto, will create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all the applicable mortgagor's right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, and when the Mortgages have been filed in the counties specified on Schedule 4.05, the Mortgages will constitute a fully perfected Lien on all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person (but subject to Liens or other encumbrances for which exceptions are taken in the policies of title insurance delivered in respect of the Mortgaged Properties and subject to Liens permitted under Section 6.02).

           (c) Upon the recordation of the Guarantee and Collateral Agreement or a memorandum of such Agreement with the United States Patent and Trademark Office and the United States Copyright Office, the Lien created under the Guarantee and Collateral Agreement will constitute a fully perfected Lien on all right, title and interest of the Loan Parties in the material Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person, subject to Liens permitted under Section 6.02 and other than Liens that may exist on immaterial Intellectual Property (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and trademark applications or copyrights, respectively, acquired by the Grantors after the Effective Date).

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

           Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:

           SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Agents and each Lender:

           (a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

           (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, or such other financial statements required to be included in Securities and Exchange Commission Form 10-Q, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

           (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth calculations demonstrating that the Company is in compliance with Sections 6.12, 6.13, 6.14 and 6.15 and (iii) if any change in GAAP has occurred since the last date of delivery of financial statements and has had a material effect on the financial statements of the Company, specifying such effect, unless such effect is noted in such financial statements;

           (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

           (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

           SECTION 5.02. NOTICES OF MATERIAL EVENTS. Upon becoming aware of any of the following, the Company will furnish to the Agents and each Lender prompt written notice thereof:

           (a) the occurrence of any Default;

           (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

           (c) the occurrence of any ERISA Event or event that would be an ERISA Event if the Administrative Agent or the Required Lenders made the determination referred to in the definition of ERISA Event, in each case, that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

           (d) any other development that results in, or, in the judgment of the Company, could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

           SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, patents, copyrights, trademarks, tradenames and franchises material to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

           SECTION 5.04. PAYMENT OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, pay its Debt (and other obligations, including Tax liabilities) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 5.05. MAINTENANCE OF PROPERTIES; INSURANCE. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similar companies engaged in the same or similar businesses operating in the same or similar locations; PROVIDED that the Company and its Subsidiaries may (i) self-insure against such risks and in such amounts as are usually self-insured by similar companies engaged in the same or similar businesses operating in the same or similar locations and (ii) elect not to carry publisher's liability insurance or terrorism insurance.

           SECTION 5.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which true and correct entries are made of all material dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours as reasonably requested.

           SECTION 5.07. COMPLIANCE WITH LAWS. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

           SECTION 5.08. USE OF PROCEEDS. The proceeds of the Loans will be used only for the purposes set forth in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

           SECTION 5.09. INFORMATION REGARDING COLLATERAL. (a) The Company will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, principal place of business or jurisdiction of organization (including any such change resulting from any merger or consolidation involving such Loan Party), (iii) in any Loan Party's identity or corporate structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or organizational identification number and (v) in the ownership of any Equity Interests pledged under the Guarantee and Collateral Agreement. The Company agrees not to effect or permit any change referred to in the preceding sentence until the Company has notified the Collateral Agent in writing of such change, and that prior to or promptly after any such change the Company will take all such actions as may be required in order that the Collateral Agent shall continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

           (b) Each year (commencing with the fiscal year ending June 30, 2003), at the time of delivery of annual financial statements pursuant to clause (a) of
Section 5.01, the Company shall deliver to the Administrative Agent, for distribution to the Lenders a certificate of a Financial Officer and the chief legal officer of the Company dated as of a recent date and (i) setting forth information of the type set forth in the Perfection Certificate but as of the date of such certificate (or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section), (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Guarantee and Collateral Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period) and (iii) certifying that the Collateral and Guarantee Requirement continues to be satisfied.

           SECTION 5.10. CASUALTY AND CONDEMNATION. The Company (a) will furnish to the Collateral Agent and the Lenders prompt written notice of any casualty or other insured damage to any material Collateral or the commencement of any action or proceeding for the taking of any material Collateral or any material part thereof or material interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Guarantee and Collateral Agreement and this Agreement.

           SECTION 5.11. ADDITIONAL SUBSIDIARIES. If any additional Domestic Subsidiary, or Foreign Subsidiary owned in whole or in part by any Domestic Subsidiary, is formed or acquired after the Effective Date, the Company will, within ten Business Days after such

Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied insofar as they apply to such Subsidiary and its assets.

           SECTION 5.12. FURTHER ASSURANCES. The Company will, and will cause each Grantor to, execute any and all further documents, financing statements, agreements and instruments, and take all further reasonable actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Grantors. The Company also agrees to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Guarantee and Collateral Agreement.

           SECTION 5.13. INTEREST RATE PROTECTION. As promptly as practicable, and in any event within 90 days after the Effective Date, the Borrower will enter into, and thereafter for a period of not less than three years will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Agents, the effect of which shall be to fix or limit the interest cost to the Borrower with respect to at least 33.33% of the aggregate principal amount of the outstanding Loans under the Term Loan Agreement.

           SECTION 5.14. FILING OF CREDIT AGREEMENT, AMENDMENTS AND WAIVERS. The Company will cause this Agreement and any material amendment hereto or material waiver of any term or condition hereof (but not exhibits or schedules hereto or thereto) to be filed with the Securities and Exchange Commission within 20 days after the Effective Date or the effective date of the amendment or waiver, as the case may be.

           SECTION 5.15. COMPLIANCE WITH FEDERAL RESERVE REGULATIONS. The Company and its Subsidiaries will comply with all rules, regulations and restrictions of the Regulations of the Board, including Regulation U and X.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

           Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that:

           SECTION 6.01. DEBT AND PREFERRED STOCK OF SUBSIDIARIES. (a) The Company will not permit any Subsidiary to create, incur, assume or permit to exist any Debt, except:

          (i) Debt outstanding on the date hereof and set forth on Schedule
     6.01;

          (ii) Debt created under the Loan Documents;

          (iii) Debt created under the Term Loan Agreement or the "Loan Documents" referred to therein;

          (iv) Debt of any Subsidiary to the Company or any other Subsidiary that in either case shall not have been transferred or pledged to any third party (other than under the Security Documents);

          (v) Debt of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof; PROVIDED that (A) such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Debt permitted by this clause (v) shall not exceed $10,000,000 at any time outstanding;

          (vi) Debt of any Person that becomes a Subsidiary after the date hereof; PROVIDED that (A) such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Debt permitted by this clause (vi) shall not exceed $10,000,000 at any time outstanding;

          (vii) Debt refinancing or replacing any of the Debt referred to in the preceding clauses (i) through (vi); provided that (A) the principal amount of such refinancing or replacement Debt shall not exceed that of the Debt refinanced or replaced, (B) the maturity and weighted average life to maturity of such refinancing or replacement Debt shall not be less than that of the Debt refinanced or replaced and (C) the obligors on such refinancing or replacement Debt shall not include Subsidiaries that were not obligors in respect of the Debt refinanced or replaced;

          (viii) Debt of any Subsidiary as an account party in respect of trade letters of credit employed in the ordinary course of business; and

          (ix) other Debt that, when aggregated with the aggregate outstanding Debt of the Company secured by Liens permitted pursuant to Section 6.02(o) and the aggregate sale price of the assets sold in sale and leaseback transactions permitted pursuant to Section 6.03, shall at no time exceed 5.0% of Consolidated Assets.

           (b) The Company will not permit any Subsidiary to issue any preferred stock or other preferred Equity Interest, other than any preferred stock or other preferred Equity Interest held by the Company or another Subsidiary.

           SECTION 6.02. LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

           (a) Permitted Encumbrances;

           (b) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; PROVIDED that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof as of the date hereof;

           (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof as of such date;

           (d) any Lien on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; PROVIDED that (i) such Lien and the Debt secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and
(iii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary;

           (e) any Lien on the property or assets of any Subsidiary of the Company in favor of the Company or any wholly owned Subsidiary;

           (f) any Lien on equipment (including printing presses and data-processing equipment) owned by the Company or any Subsidiary and located on the premises of any supplier and used in the ordinary course of the Company's or such Subsidiary's business;

           (g) any judgment or judicial attachment Lien with respect to any judgment that does not constitute an Event of Default;

           (h) any Lien securing any reimbursement, indemnification or similar obligation or liability incurred in connection with any letter of credit, letter of guaranty, banker's acceptance, bill of exchange or similar instrument to backstop trade obligations (but not Debt) of the Company or a Subsidiary;

           (i) any Lien imposed by law where (x) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or any Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (y) the failure to remove such Lien could not reasonably be expected to result in a Material Adverse Effect;

           (j) any Lien deemed to exist by virtue of any Capital Lease Obligation not otherwise prohibited hereunder;

           (k) any Lien arising under any Loan Document;

           (l) any Lien on assets of a Subsidiary that is not a Material Subsidiary securing obligations that do not constitute Debt;

           (m) Liens or other encumbrances for which exceptions are taken in the policies of title insurance delivered in respect of the Mortgaged Properties;

           (n) other Liens arising in the ordinary course of business that do not secure Debt and do not interfere with the material operations of the Company and the Subsidiaries and do not individually or in the aggregate materially impair the value of the assets of the Company and the Subsidiaries; and

           (o) other Liens securing Debt that, when aggregated with the Debt of Subsidiaries permitted under Section 6.01(a)(ix) and the aggregate sale price of the assets sold in sale and leaseback transactions permitted under Section 6.03, does not exceed 5.0% of Consolidated Assets at any time.

           SECTION 6.03. SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; PROVIDED, HOWEVER, that, notwithstanding the above, the Company or any Subsidiary may engage in any sale and leaseback transactions if the aggregate sale price of the assets sold in such transactions, when aggregated with the Debt of Subsidiaries permitted under Section 6.01(a)(ix) and the Debt secured by Liens permitted pursuant to Section 6.02(o), does not exceed 5.0% of Consolidated Assets at any time.

           SECTION 6.04. FUNDAMENTAL CHANGES. (a) The Company will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including capital stock of Subsidiaries) constituting all or substantially all the assets of the Company and the Subsidiaries on a consolidated basis (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) the Company or any Subsidiary may merge or consolidate with any Person; PROVIDED that (A) in the case of any merger or consolidation involving the Company, the Company shall be the continuing or surviving corporation and (B) in the case of any merger or consolidation involving a Subsidiary (other than a merger or consolidation with the Company), the surviving entity shall be a Subsidiary, (ii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary, (iii) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders,
(iv) the Company may effect the Recapitalization and (v) the Company may effect asset transfers permitted under Section 6.05 by causing Subsidiaries (other than Borrowing Subsidiaries) to be merged with or into other Persons.

           (b) The Company will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type, or involving similar themes, content and customer orientation, as the business conducted by the Company and its Subsidiaries and by Reiman on the date hereof, businesses reasonably related thereto and extensions thereof consisting of the licensing of Intellectual Property.

           SECTION 6.05. ASSET SALES. The Company will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of (including pursuant to any merger or consolidation) any asset, including any Equity Interest owned by it, nor will the Company permit any of the Subsidiaries to issue any additional Equity Interests in such Subsidiary, except:

           (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

           (b) sales, transfers and dispositions to the Company or a Subsidiary; PROVIDED that any such sales, transfers or dispositions involving a Subsidiary that is not a Subsidiary Guarantor shall be made in compliance with Section 6.07;

           (c) sales of Equity Interests in LookSmart, Ltd. and WebMD
Corporation;

           (d) sales, transfers and dispositions of assets for consideration not greater than $5,000,000 for any such transaction or series of related transactions;

           (e) other sales, transfers and dispositions of assets for consideration in an aggregate amount not greater than $50,000,000 during any fiscal year of the Company (or, if the Ratings are at least BBB- and Baa3, in each case with stable outlook, $100,000,000);

           (f) issuances by Subsidiaries of directors', officers' or nominees' qualifying shares; and

           (g) issuances of Equity Interests by Subsidiaries to the Company or other Subsidiaries.

           SECTION 6.06. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Company will not, and will not permit any Subsidiary to, purchase, hold or acquire any

Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that are substantial in relation to the Company and the Subsidiaries taken as a whole (other than inventory acquired in the ordinary course of business) or that constitute a business unit, except:

           (a) Permitted Investments;

           (b) investments existing on the date hereof;

           (c) investments made with consideration consisting solely of common stock of Company, PROVIDED that, if the value of such common stock exceeds $25,000,000 during the period from the Effective Date through June 30, 2003, or $50,000,000 during any fiscal year of the Company thereafter, such investments may be made so long as (i) no Default shall have occurred and be continuing at the time of any such investment, (ii) the Company shall have delivered to the Agents a certificate of a Financial Officer demonstrating pro forma compliance with the covenant set forth in Section 6.13 and (iii) the Ratings shall be at least BBB- and Baa3, in each case with stable outlook;

           (d) investments by the Company and its Subsidiaries in Equity Interests of, and, to the extent permitted by Section 6.01, Guarantees by the Company and its Subsidiaries of Debt of, persons that are direct or indirect Subsidiaries of Company prior to the making of such investments; PROVIDED that
(i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral and Guarantee Agreement to the extent required by this Agreement and (ii) the aggregate amount of investments by Loan Parties in, loans and advances by Loan Parties to, and Guarantees by Loan Parties of Debt of, Subsidiaries that are not Subsidiary Guarantors (other than any such investments, loans, advances and Guarantees existing on the Effective Date) shall not exceed $15,000,000 at any time outstanding;

           (e) loans or advances made by the Company to any Subsidiary or made by any Subsidiary to the Company or any other Subsidiary; PROVIDED that (i) any such loans and advances made by a Grantor shall be pledged pursuant to the Collateral and Guarantee Agreement to the extent required by this Agreement and
(ii) the amount of such loans and advances made by Subsidiary Guarantors to Subsidiaries that are not Subsidiary Guarantors shall be subject to the limitation set forth in clause (d) above;

           (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

           (g) the Acquisition and the Recapitalization;

           (h) Restricted Payments permitted by Section 6.10(a)(iii), (vi) or
(vii);

           (i) acquisitions of Equity Interests or assets for consideration with a value not greater than (i) $25,000,000 during the period from the Effective Date through June 30, 2003, or (ii) $50,000,000 during any fiscal year of the Company thereafter; PROVIDED that after June 30, 2004, any acquisition of Equity Interests or assets may be completed without regard to such limitation so long as (i) no Default shall have occurred and be continuing at the time of such acquisition, (ii) the Company shall have delivered to the Agents a certificate of a Financial Officer demonstrating pro forma compliance with the covenant set forth in Section 6.13 (but with each applicable ratio reduced by 0.25) and (iii) the Company shall have Ratings of at least BBB- and Baa3, in each case with stable outlook;

           (j) other investments, which would not be permitted but for this clause (j), in an aggregate amount not to exceed $10,000,000 at any time outstanding.

           SECTION 6.07. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any material property or assets to, or purchase, lease or otherwise acquire any material property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among any wholly owned Subsidiary and the Company or any other wholly owned Subsidiary not involving any Affiliate that is not a wholly owned Subsidiary, (c) the Class B Repurchase, the Recapitalization and the other transactions provided for in the Recapitalization Agreement, and any Restricted Payment permitted by Section 6.10, (d) payments made and other transactions entered into in the ordinary course of business with officers and directors of the Company or any Subsidiary, and consulting fees and expenses incurred in the ordinary course of business payable to former officers or directors of the Company or any Subsidiary, (e) reclassifications or changes in the terms of or other transactions relating to Equity Interests in the Company held by Affiliates that do not involve the payment of any consideration (other than Equity Interests of the Company) or any other transfer of value by the Company or any Subsidiary to any such Affiliate,
(f) other transactions involving the purchase or redemption, or other monetization of, Equity Interests of the Company held by members of the Current Control Group, to the extent such transactions are not otherwise prohibited under Section 6.10 or any other provision of this Agreement, and (g) any payments by the Company or any Subsidiary to or on behalf of any Affiliate of the Company or any Subsidiary in connection with out-of-pocket expenses incurred in connection with any public or private offering, other issuance or sale of stock by the Company or an Affiliate of the Company or other transaction for the benefit of the Company or any Subsidiary; PROVIDED, HOWEVER, that this Section shall not limit the operation or effect of, or any payments under, (i) any license, lease, service contract, purchasing agreement, disposition agreement or similar arrangement entered into in the ordinary course of business between any Subsidiary and the Company or any other Subsidiary or (ii) any joint venture to which the Company or any Subsidiary is a party entered into in connection with, or reasonably related to, its lines of business.

           SECTION 6.08. RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Debt of the Company or any other Subsidiary; PROVIDED that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by this Agreement, (b) restrictions and conditions with respect to a Person that is not a Subsidiary on the date hereof, which restrictions and conditions are in existence at the time such Person becomes a Subsidiary and are not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary and (c) provisions limiting Restricted Payments by Subsidiaries that are not more restrictive than the provisions related to Restricted Payments by Subsidiaries set forth in Section 6.10(a).

           SECTION 6.09. SWAP AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, other than (a) Swap Agreements required by Section 5.13 and (b) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities or to take advantage of reduced interest rates by converting fixed rate obligations to floating rate obligations.


           SECTION 6.10. RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS.
(a) The Company will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Company may declare and pay dividends with respect to its capital stock payable solely in Equity Interests, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) the Company may make payments to holders of not more than $5,000,000 in stated value of preferred stock of the Company that are required to be made as a result of the exercise of appraisal rights to which they may be entitled in connection with the Recapitalization,
(iv) the Company or its Subsidiaries may make Restricted Payments, not exceeding $5,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and its Subsidiaries, (v) the Company may pay dividends in an amount not exceeding $25,000,000 during any fiscal year so long as no Default shall have occurred and be continuing, (vi) the Company may carry out the Class B Repurchase and the Recapitalization; PROVIDED that such transactions are completed on or prior to December 31, 2002 and (vii) the Company may repurchase stock and make other Restricted Payments during any fiscal year with that portion of Excess Cash Flow for the preceding fiscal year not required to be applied to prepay Borrowings under the Term Loan Agreement (but in no event in an amount greater than 50% of Consolidated Net Income for such preceding fiscal year) so long as (A) no Default shall have occurred and be continuing, (B) the Company shall demonstrate pro forma compliance with the covenant set forth in
Section 6.13 (but with the applicable ratio reduced by 0.25) and (C) the Company shall have Ratings of at least BBB- and Baa3, in each case with stable outlook.

           (b) The Company will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Debt, except:

          (i) payments in respect of Debt created under the Loan Documents, the Term Loan Agreement or the Existing 364-Day Credit Agreement;

          (ii) payments in respect of Debt owed to the Company or any Subsidiary;

          (iii) required interest and principal payments as and when due in respect of other Debt, other than payments in respect of any Debt subordinated to the Obligations that is prohibited by the applicable subordination provisions; and

          (iv) prepayments of Debt with the net proceeds of new Debt permitted hereunder to the extent such net proceeds are not required to be applied to prepay Borrowings under the Term Loan Agreement; PROVIDED that (A) the obligors in respect of such new Debt do not include Subsidiaries that are not obligors in respect of the Debt so prepaid, (B) the maturity of such new Debt shall not be earlier, and the weighted average life of such new Debt shall not be shorter, than that of the Debt so prepaid and (C) if the Debt so prepaid shall have been subordinated to the Obligations, then such new Debt shall likewise be so subordinated on terms not less favorable to the Lenders.

           (c) Neither the Company nor any Subsidiary shall enter into or be party to, or make any payment under, any Synthetic Purchase Agreement, except that the Company may enter into any Synthetic Purchase Agreement related to any Equity Interest of the Company so long as the payments required to be made thereunder, if they constituted payments in respect of the purchase of Equity Interests of the Company, would be permitted under clause (vii) of paragraph (a) above.

           SECTION 6.11. AMENDMENT OF MATERIAL DOCUMENTS. The Company will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under any instrument or agreement evidencing or governing Material Debt or any other material instrument or agreement if such amendment, modification or waiver would shorten the maturity or reduce the weighted average life of any Material Debt or be adverse in any material respect to the rights or interests of the Lenders.

           SECTION 6.12. CONSOLIDATED INTEREST COVERAGE RATIO. The Company will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters ending after the date hereof to be less than 4.00 to 1.00.

           SECTION 6.13. CONSOLIDATED LEVERAGE RATIO. The Company will not permit the Consolidated Leverage Ratio as of any date during any period set forth below to be greater than the ratio set forth opposite such period:

                    PERIOD                   RATIO
                    ------                   -----
           Effective Date through 9/30/02    3.90:1:00
           10/1/02 through 3/31/03           3.75:1:00

           4/1/03 through 3/31/04            3.25:1.00
           4/1/04 and thereafter             2.50:1.00

           SECTION 6.14. CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Company will not permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending after the Effective Date to be less than
1.75 to 1.00.

           SECTION 6.15. CAPITAL EXPENDITURES. The Company will not permit Consolidated Capital Expenditures to exceed $40,000,000 during any fiscal year of the Company ending on or prior to June 30, 2005, or $50,000,000 during any fiscal year of the Company thereafter; PROVIDED that, notwithstanding the foregoing, an amount not greater than 50% of the scheduled amount available for capital expenditures in any given year but not used in such year may be used for capital expenditures in the next subsequent year only (it being agreed that the scheduled amount for any year will be deemed used before any amount carried over from a prior year).

                                  ARTICLE VII

                                EVENTS OF DEFAULT

           If any of the following events ("EVENTS OF DEFAULT") shall occur:

          (a) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

          (b) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (c) any Borrower shall fail to pay any interest on any Loan or any Fee or any other amount (other than an amount referred to in clause (b) above) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (d) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to any Borrower's existence) or Section 5.08 or in Article VI;

          (e) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company;

          (f) (i) the Company or any Material Subsidiary shall fail to make any payment of principal, interest or other amounts in respect of any Material Debt, when and as the same shall become due and payable (or, in the case of payments other than principal payments, within any applicable grace period), or (ii) any other event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (ii) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, or (iii) there shall occur any Event of Default under and as defined in the Term Loan Agreement;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets; and, in each case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause
     (h)(i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets,
     (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (i) the Company or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (j) one or more judgments (other than pursuant to the exercise of appraisal rights in connection with the Recapitalization) for the payment of money in an aggregate amount (to the extent not covered by insurance) in excess of $20,000,000 shall be rendered against the Company, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Material Subsidiary to enforce any such judgment;

          (k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in any liability of the Company and its Subsidiaries in an aggregate amount not exceeding $10,000,000 or could reasonably be expected to result in a Material Adverse Effect;

          (l) a Change in Control shall occur;

          (m) any material provision of the Guarantee or Guarantee and Collateral Agreement, or of any other Security Document relating to any material portion of the Collateral, shall, for any reason, not be, or shall be asserted in writing by the Company or any Subsidiary not to be, in full force and effect, or otherwise valid, binding and enforceable against any person purported to be bound by it; or

          (n) any Lien purported to be created under the Guarantee and Collateral Agreement or any other Security Document, in each case, with respect to any material portion of the Collateral shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected first priority Lien (subject only to Liens permitted under Section 6.02) on such Collateral, except as a result of the release of such Collateral pursuant to the provisions of this Agreement or the Security Documents then, and in every such event (other than an event with respect to any Borrower described in clause (g), (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other liabilities of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (g), (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other liabilities of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

           Upon the occurrence and during the continuance of any Event of Default the Administrative Agent may, with the consent of the Required Lenders, and shall, at the request of the Required Lenders, instruct the Collateral Agent to exercise any remedies available to it under any Security Document.

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                                                                              67

                                  ARTICLE VIII

                                   THE AGENTS

           Each of the Lenders hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

           The bank or banks serving as the Agents hereunder shall have the same rights and powers in their capacity as Lenders as any other Lender and may exercise the same as though they were not Agents, and such bank or banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if they were not Agents hereunder.

           The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agents are required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agents by or relating to the Company or any of its Subsidiaries. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders or the Lenders, as the case may be, or in the absence of their own gross negligence or wilful misconduct. In addition, the Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by the Company or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

           The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

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                                                                              68


           The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the Agents. The Agents and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agents and any such sub-agent.

           Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the Company's written consent (which shall not be unreasonably withheld or delayed and shall not be required from the Company if an Event of Default has occurred and is continuing). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, with the Company's written consent (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing), appoint a successor Agent which shall be a bank or an Affiliate thereof, in each case with a net worth of at least $1,000,000,000 and an office in New York, New York. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

           Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

           None of the Arrangers, Co-Syndication Agents or Co-Agents, in its capacity as an arranger, co-syndication agent or co-agent, shall have any duties or responsibilities under this Agreement.

                                   ARTICLE IX

              JOINT AND SEVERAL LIABILITY OF BORROWERS; GUARANTEE

           SECTION 9.01. JOINT AND SEVERAL LIABILITY OF BORROWERS. Notwithstanding any other provision of this Agreement, it is agreed that each Borrower shall be fully liable, both severally and jointly with the other Borrowers, for the full amount of the Obligations, whether

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                                                                              69

incurred by such Borrower or by any other Borrower. Notwithstanding the above, no Borrower that is a Foreign Subsidiary shall be liable for the Obligations of the Company or any other Borrower.

           SECTION 9.02. GUARANTEE. In order to induce the Lenders to extend credit hereunder, the Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the Obligations. The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation.

           The Guarantor waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by the failure of any Lender or the Agents to assert any claim or demand or to enforce any right or remedy against any Borrower under the provisions of this Agreement or any of the other Loan Documents or otherwise, or, except as specifically provided therein, by any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement.

           The Guarantor further agrees that its Guarantee hereunder constitutes a promise of payment when due and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrowing Subsidiary or any other person.

           The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations of the Borrowing Subsidiaries, any impossibility in the performance of such Obligations or otherwise and regardless of any law, regulation or order of any jurisdiction, or any other event, affecting any term of any such Obligation or any Lender's rights with respect thereto, including, without limitation, (a) any law, rule or policy that is now or hereafter promulgated by any Governmental Authority (including, without limitation, any central bank) or regulatory body that may adversely affect any Borrower's ability or obligation to make, or any Lender's right to receive, such payments, (b) any nationalization, expropriation, war, riot, civil commotion or other similar event, (c) any inability to convert any currency into the currency of payment of such Obligation or (d) any inability to transfer funds in the currency of payment of such Obligation to the place of payment therefor. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agents or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, except as specifically provided therein, in the performance of the Obligations of the Borrowing Subsidiaries, by any release of any other guarantor, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity.

           The Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation of the Borrowing Subsidiaries is rescinded or must otherwise be restored by the Agents or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

           In furtherance of the foregoing and not in limitation of any other right which the Agents or any Lender may have at law or in equity against the Guarantor by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Agents, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation.

           Upon payment by the Guarantor of any Obligations of the Borrowing Subsidiaries, each Lender shall, in a reasonable manner, assign the amount of the Obligations owed to it and so paid to the Guarantor, such assignment to be PRO TANTO to the extent to which the Obligations in question were discharged by the Guarantor, or make such disposition thereof as the Guarantor shall direct (all without recourse to and without any representation or warranty by any Lender).

           Upon payment by the Guarantor of any sums as provided above, all rights of the Guarantor against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations, the Guarantor hereby agreeing that it will not assert any claim in respect of such rights until all the Obligations shall have been indefeasibly paid in full.

                                   ARTICLE X

                                  MISCELLANEOUS

           SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

           (a) if to the Company, to it at Reader's Digest Road, Pleasantville, New York 10570-7000, Attention of Treasurer (Telecopy No. (914) 244-5904);

           (b) if to the Administrative Agent or Collateral Agent, to JPMorgan Chase Bank, One Chase Plaza, 8th Floor, New York, New York 10081, Attention of Margaret Swales (Telecopy No. (212) 552-5662), with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, New York 10017, Attention of Tina Ruyter (Telecopy No. (212) 270-5120). Each notice required to be given by the Administrative Agent or by the Required Lenders under this

Agreement, other than any notice under Article 2 or Section 10.04, shall simultaneously be given to the Collateral Agent;

           (c) if to the Syndication Agent, to Goldman, Sachs & Co., 85 Broad Street, 6th Floor, New York, New York 10004, Attention of Barbara Aaron (Telecopy No. (212) 428-1243); and

           (d) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire;

           PROVIDED, HOWEVER, that any notice or other communication provided for herein to be given to or by the Company or any Borrowing Subsidiary shall be deemed effective as to the Company and as to all Borrowing Subsidiaries when given to or by the Company, as the case may be.

           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

           SECTION 10.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

           (a) None of this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any Fees or other amounts payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest payable hereunder, or any Fees or other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17 in a manner that would alter the pro rata sharing of any payment without the written consent of each Lender affected thereby, (v) reduce or terminate the obligations of the Guarantor under Article IX or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of

Lenders required in order to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

           SECTION 10.02A WAIVERS; AMENDMENTS REGARDING COLLATERAL. No other Loan Document or any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties party thereto and the Administrative Agent or Collateral Agent, as the case may be, with the consent of the Required Lenders; provided that no such amendment, modification or waiver, and no amendment, modification or waiver of this Agreement, shall (a) increase or extend the expiration date of the Commitment of any Lender without the written consent of such Lender, (b) release all or substantially all the Subsidiary Guarantors from their Guarantees under the Guarantee and Collateral Agreement, or release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (c) change any provision of the Guarantee and Collateral Agreement or any other Security Document to alter the pro rata distribution of amounts payable to the Secured Parties without the consent of each adversely affected Lender, (d) reduce or terminate the obligations of the Guarantor or any Borrower under Article IX, without the written consent of each Lender, (e) change the provisions of this Section without the written consent of each Lender or (f) amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent.

           SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Company agrees to pay (i) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and evaluations of the Collateral (limited, in the absence of a continuing Default, to one such evaluation in any fiscal year) or other due diligence conducted by the Agents and (ii) all reasonable out-of-pocket expenses incurred by either Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for such Agent or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or the Loans made hereunder. The Lenders shall endeavor in good faith to limit the number of counsel retained by them to avoid duplication of expenses.

           (b) The Company agrees to indemnify each Agent and each Lender, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees, trustee, advisors and agents (each such Person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee relating to the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance of its obligations thereunder, the Borrowings hereunder, the consummation of the Transactions or any other transactions contemplated hereby, the enforcement of its rights under any Loan Document or any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries or Environmental Liability related in any way to the Company or any of its Subsidiaries, including any of the foregoing arising out of, in connection with, or as a result of any claim, litigation, investigation or proceeding (whether or not any Indemnitee is a party thereto); PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence, wilful misconduct or bad faith of such Indemnitee. The Lenders shall endeavor in good faith to limit the number of counsel retained by them to avoid duplication of expenses.

           (c) To the extent that the Company, any Borrower or the Company in its capacity as Guarantor fails to pay any amount required to be paid by it to either Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender's Participation Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such and are not determined by a court of competent jurisdiction to have resulted from the gross negligence, wilful misconduct or bad faith of such Agent.

           (d) All amounts due under this Section shall be payable promptly after written demand therefor.

           (e) To the extent permitted by applicable law, the Company, any Borrower or the Company as Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof or the Transactions.

           (f) Notwithstanding anything above to the contrary, no indemnified person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems.

           (g) Notwithstanding any other provision of this Section 10.03, a Foreign Borrower shall be liable for indemnification only with respect to its own Obligations.

           SECTION 10.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

           (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

              (A) the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee; and

              (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

           (ii) Assignments shall be subject to the following additional conditions:

              (A) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 or, if smaller, the entire remaining amount of the assigning Lender's Commitment, unless the Company and the Administrative Agent shall otherwise consent, PROVIDED that (i) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection and (ii) no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

              (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement. Notwithstanding anything above to the contrary, Section 10.04(b)(ii)(B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Loans.

              (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable;

              (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

              (E) in the case of an assignment by a Lender to a CLO (as defined below) managed by such Lender or by an Affiliate of such Lender, unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have been approved by the Company (the Company hereby agreeing that such approval, if requested, will not be unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, except that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such CLO.

           For the purposes of this Section 10.04(b), the terms "Approved Fund" and "CLO" have the following meanings:

           "Approved Fund" means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender, and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

           "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

           (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

           (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

           (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

           (c) (i) Any Lender may, without notice to or the consent of the Company, the Administrative Agent or the Swingline Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.16 and 2.20 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18 as though it were a Lender.

                 (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of

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           Section 2.20 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.20(e) as though it were a Lender.

           (d) Any Lender, without notice to or the consent of any Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

           (e) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments and the outstanding balances of its Term Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

           SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been

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relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.16, 2.20 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any other provision hereof.

           SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

           SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

           SECTION 10.08. RIGHT OF SETOFF. (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company or any Borrower against any of and all the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

           (b) Each Lender agrees promptly to notify the Administrative Agent and the Company or the applicable Borrower after any such setoff and application; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect the validity of such setoff and application.

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                                                                              79

           (c) Notwithstanding the foregoing provisions of this Section 10.08, any amounts received by a Lender by exercising such set-off rights against any Foreign Borrower may be applied only against such Borrower's Obligations.

           SECTION 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

           (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

           (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

           SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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                                                                              80

           SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

           SECTION 10.12. CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain and cause its Affiliates to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors or to any other Lender or Participant (it being understood that such disclosure will be made only to such Persons who have, and only to the extent of, the need to know such Information and only if the Persons to whom such disclosure is made are informed of the confidential nature of such Information and instructed to keep such Information confidential and use such information only as necessary in connection with (i) their evaluation of the ability of the Company or any Borrowing Subsidiary to repay the Loans and perform their other obligations under the Loan Documents, (ii) administering the Obligations under this Agreement, (iii) servicing the Borrowings hereunder, (iv) protecting their interests under this Agreement or (v) performing any similar function in connection with any other extension of credit by the Lenders to the Company or a Subsidiary), (b) to the extent requested by any regulatory authority to which the Lender is subject or in connection with an examination of the Lender by any such authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or, in the case of any Approved Fund, to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such Approved Fund, (f) with the prior written consent of the Company, (g) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any professional advisor of such contractual counterparty), so long as such contractual counterparty (or such professional advisor) agrees in writing to be bound by the provisions of this Section, or (h) to the extent such Information (i) becomes publicly available other than as a result of a disclosure by an Agent or Lender or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Borrower that is not known to the Administrative Agent or such Lender to be bound by any duty of confidentiality with respect thereto. For the purposes of this Section, "INFORMATION" means all information received from the Borrowers relating to any Borrower, Reiman, and Subsidiaries of the Company or Reiman or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower; PROVIDED that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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                                                                              81

           SECTION 10.13. CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

           (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

           SECTION 10.14. RELEASE OF GRANTORS AND COLLATERAL. (a) Notwithstanding any contrary provision herein or in any other Loan Document, if the Company shall request the release under the Guarantee and Collateral Agreement or any other Security Document of any Subsidiary or any Collateral to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning any such Subsidiary or Collateral) to a Person other than the Company or a Subsidiary in a transaction permitted under the terms of this Agreement and shall deliver to the Collateral Agent a certificate to the effect that such sale or other disposition and the application of the proceeds thereof will comply with the terms of this Agreement, the Collateral Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary or such Collateral substantially simultaneously with or at any time after the completion of such sale or other disposition. Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent and shall not require the consent of any Lender. Notwithstanding the foregoing, in the event the Company or any Subsidiary shall dispose of Equity Interests in gifts.com, Inc., LookSmart, Ltd. or WebMD Corporation in a transaction permitted under the terms of this Agreement, such Equity Interests shall be automatically released from the Guarantee and Collateral Agreement without any action on the part of the Collateral Agent or any other Person.

           (b) Without limiting the provisions of Section 10.03, the Company shall reimburse the Collateral Agent for all costs and expenses, including attorneys' fees and disbursements, incurred by it in connection with any action contemplated by this Section.

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                                                                              82

           SECTION 10.15. INCORPORATION OF AMENDMENTS TO TERM LOAN AGREEMENT. Notwithstanding any other provision contained herein, in the event that the Term Loan Agreement shall be amended to add thereto any affirmative or negative covenant or event of default that is either more restrictive than the corresponding provision contained herein or not comparable to any provision contained herein, this Agreement shall be deemed to have been amended to incorporate such affirmative or negative covenant or event of default, MUTATIS MUTANDIS, into the appropriate Article herein. The Company covenants and agrees that it will (a) provide the Lenders with complete and accurate copies of each amendment to the Term Loan Agreement of the sort referred to in this Section promptly after the execution thereof, and (b) execute any and all further documents and agreements, including amendments hereto, and take all such further actions, as shall be reasonably requested by the Agents to give effect to this Section.

           SECTION 10.16. SECURITY DOCUMENTS. Each Agent and Lender hereby authorizes and directs the Collateral Agent to execute and deliver the Guarantee and Collateral Agreement and each other Security Document. Each Agent and Lender, by executing and delivering this Agreement, acknowledges and approves, and agrees to be bound by and act in accordance with the terms and conditions of the Guarantee and Collateral Agreement and each other Security Document (to the extent, in the case of each other Security Document, that either (a) such Security Document shall have been made available to the Lenders prior to the effectiveness of this Agreement or (b) such terms and conditions are comparable to those contained in the Guarantee and Collateral Agreement), specifically including the provisions of Articles VII, VIII, IX and X of the Guarantee and Collateral Agreement governing the exercise of remedies under such Agreement and limiting the responsibilities of, and providing for the indemnification of and the reimbursement of expenses incurred by, the Collateral Agent. Each party hereto further agrees that the provisions of Articles VII, VIII, IX and X of the Guarantee and Collateral Agreement shall be deemed to be incorporated by reference into each other Security Document, MUTATIS MUTANDIS, and as so incorporated shall govern the exercise of remedies under each such Security Document and limit the responsibilities of, and provide for the indemnification of and the reimbursement of expenses incurred by, the Collateral Agent thereunder.

           SECTION 10.17. POWER OF ATTORNEY. Each Lender hereby (i) authorizes the Collateral Agent to execute and deliver, on behalf of and in the name of such Lender, the Share Pledge Agreement with Reader's Digest Association, Inc. in connection with the pledge to the Lenders of shares in Verlag DAS BESTE GmbH, a company organized under the laws of Germany and registered in the Commercial Register of the Lower District Court of Stuttgart under no. HR B 1453, (ii) authorizes the Collateral Agent to appoint any further agents or attorneys to execute and deliver, or otherwise to act, on behalf of and in the name of the Collateral Agent for any such purpose, (iii) authorizes the Collateral Agent to do any and all acts and to make all declarations which are deemed necessary or appropriate to the Collateral Agent and (iii) approves, pursuant to Section 185 of the German Civil Code, the acts performed and declarations made by the Collateral or its representatives or attorneys-in-fact before Notary Dr. Armin Hauschild in Dusseldorf, Germany in connection with the pledge to the Lenders of shares

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                                                                              83

in Verlag Das Beste GmbH. The Lenders hereby relieve the Collateral Agent from the self-dealing restrictions imposed by Section 181 of the German Civil Code.

           SECTION 10.18. APPOINTMENT. Each Agent and Lender hereby appoints the Collateral Agent to act as its agent and trustee under and in connection with the Charge over Shares to the Agents and Lenders of shares in The Reader's Digest Association Limited, a company incorporated under the laws of England and Wales (registered number 340452) and to hold the assets charged under the Charge over Shares as trustee for the Agents and Lenders on the trusts and other terms contained herein and in the Charge over Shares and each Agent and Lender irrevocably authorizes the Collateral Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Collateral Agent by the terms of the Charge over Shares together with all such rights, powers, authorities and discretion as are reasonably incidental thereto.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.